Filed Pursuant to Rule 424(b)(5)
File No. 333-202666-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated September 15, 2016

PROSPECTUS SUPPLEMENT
(To prospectus dated March 11, 2015)

$

Kite Realty Group, L.P.

      % Senior Notes due

         Kite Realty Group, L.P. (the "Operating Partnership"), the operating partnership through which Kite Realty Group Trust (together with its subsidiaries, including the Operating Partnership, the "Company") holds substantially all of its assets and conducts substantially all of its operations, is offering $             million aggregate principal amount of        % Senior Notes due            (the "Notes"). The Operating Partnership will pay interest on the Notes semi-annually in arrears on                    and                     of each year, beginning on                    , 2017. The Notes will mature on                    . The Operating Partnership may redeem the Notes prior to maturity at its option, at any time in whole or from time to time in part, at the applicable redemption price described in this prospectus supplement under "Description of Notes—The Operating Partnership's Redemption Rights."

         The Notes will be the Operating Partnership's unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Operating Partnership's existing and future unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to the Operating Partnership's existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The Notes will also be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities, whether secured or unsecured, of the Operating Partnership's subsidiaries.

         The Notes will not be guaranteed by any subsidiary of the Company and will not initially, and may never, be guaranteed by the Company. However, under the limited circumstances as described under "Description of Notes—Possible Future Guarantee," the indenture will require the Company to guarantee the payment of principal of and premium, if any, and interest on the Notes when due if, and for so long as, the Company guarantees the Operating Partnership's obligations under its Amended Credit Agreement (as defined herein).

         The Notes are a new issue of securities with no established trading market. The Operating Partnership does not intend to apply to list the Notes on any securities exchange or on any automated dealer quotation system.

         Investing in the Notes involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and Item 1A of our and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference into the accompanying prospectus, and in our and the Company's periodic reports and current reports that we and the Company file from time to time with the Securities and Exchange Commission.

Per Note	Total

Public Offering Price(1)%	$

Underwriting Discount %	$

Proceeds (before offering expenses) to the Operating Partnership(1)%	$

(1)
Plus accrued interest from September     , 2016, if settlement occurs after that date.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

         We expect that delivery of the Notes will be made to investors in book-entry only form through the facilities of The Depository Trust Company on or about September     , 2016.

Joint Book-Running Managers

US Bancorp	BofA Merrill Lynch

The date of this prospectus supplement is September     , 2016

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

        You should read this document together with additional information described under the headings "Where to Find Additional Information" and "Incorporation of Certain Information by Reference." You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not, and none of the underwriters is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we and the Company have previously filed with the Securities and Exchange Commission, or the SEC, and incorporated by reference in this document, is accurate only as of its date or the date which is specified in those documents. Our business, financial condition, liquidity, results of operation and prospects may have changed since those respective dates.

        References in this prospectus supplement to "the Operating Partnership" "we," "us" or "our" are to Kite Realty Group, L.P. and references herein to "Kite" or "the Company" are to Kite Realty Group Trust and its subsidiaries, including Kite Realty Group, L.P. The term "you" refers to a prospective investor.

S-ii

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and other statements and information publicly disseminated by the Operating Partnership or the Company contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

  •
  national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as economic uncertainty caused by fluctuations in the prices of oil and other energy sources;

  •
  financing risks, including the availability of and costs associated with sources of liquidity;

  •
  our ability to refinance, or extend the maturity dates of, our indebtedness;

  •
  the level and volatility of interest rates;

  •
  the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies;

  •
  the competitive environment in which the Company operates;

  •
  acquisition, disposition, development and joint venture risks;

  •
  property ownership and management risks;

  •
  the Company's ability to maintain its status as a real estate investment trust, or REIT, for federal income tax purposes;

  •
  potential environmental and other liabilities;

  •
  impairment in the value of real estate property we own;

  •
  risks related to the geographical concentration of our properties in Florida, Indiana, and Texas;

  •
  insurance costs and coverage;

  •
  risks related to cybersecurity attacks and the loss of confidential information and other business disruptions;

  •
  other factors affecting the real estate industry generally; and

  •
  other risks identified in our and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and, from time to time, in other reports the Operating Partnership or the Company file with the SEC or in other documents that we publicly disseminate.

        We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

SUMMARY

        This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the Notes. To understand this offering fully prior to making an investment decision, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein. See "Where to Find Additional Information" in this prospectus supplement. You should also carefully consider the "Risk Factors" sections in this prospectus supplement and in our and the Company's Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference in this prospectus supplement and the accompanying prospectus, as such may be updated in any future filings we make under the Exchange Act prior to the completion of this offering. The Company will not initially, and may never, guarantee the Notes.

 The Company

        The Company is a publicly-held REIT which, through its majority-owned subsidiary, the Operating Partnership, owns interests in various operating subsidiaries and joint ventures engaged in the ownership, operation, acquisition, development and redevelopment of high-quality neighborhood and community shopping centers in selected markets in the United States. At June 30, 2016, the Company owned interests in 120 operating and redevelopment properties consisting of 109 retail operating properties, nine retail redevelopment properties, one office operating property and an associated parking garage. The Company also owned one development project under construction as of this date.

        The Company's primary business objectives are to increase its cash flow and build or realize capital appreciation of its properties, achieve sustainable long-term growth and maximize shareholder value primarily through the operation, acquisition, development and redevelopment of well-located community and neighborhood shopping centers. The Company invests in properties with well-positioned real estate and strong demographics, and it uses its effective leasing and management strategies to improve the long-term values and economic returns of its properties. The Company believes that many of its properties represent opportunities for future renovation and expansion.

        The Company's common shares are listed on the New York Stock Exchange (the "NYSE"), trading under the symbol "KRG."

        The Company was formed as a REIT in the state of Maryland in 2004. The Company's principal executive offices are located at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, and its telephone number is (317) 577-5600. The Company maintains a website at www.kiterealty.com. The information contained on or connected to its website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus supplement or the accompanying prospectus.

        Additional information about the Company and its subsidiaries, including the Operating Partnership, is included in documents incorporated by reference into this prospectus supplement. See "Where to Find Additional Information" and "Incorporation of Certain Information by Reference" on page S-35 and page S-36 of this prospectus supplement, respectively.

The Operating Partnership

        The Operating Partnership was formed as a limited partnership in the state of Delaware in 2004. Substantially all of the Company's consolidated assets are held by, and the Company conducts substantially all of its activities through, the Operating Partnership and the Operating Partnership's wholly-owned subsidiaries. The Company is the sole general partner of and owned a 97.7% interest in the Operating Partnership as of June 30, 2016. The Operating Partnership's principal executive offices are located at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, and its telephone number is (317) 577-5600.

Recent Developments

Financing Activity

        Subsequent to the quarter ended June 30, 2016, we paid off approximately $68.7 million of mortgage debt secured by our Pine Ridge Crossing, Riverchase Plaza and Traders Point properties by drawing on our Unsecured Revolving Facility (as defined below). We also refinanced the mortgage loan associated with our Delray Marketplace property with a new five-year mortgage loan.

        On July 28, 2016, we entered into a fifth amended and restated credit agreement (the "Amended Credit Agreement") with respect to our $500 million unsecured revolving credit facility (the "Unsecured Revolving Facility") and our $400 million unsecured term loan as well as a first amendment to our term loan agreement dated as of October 26, 2015 (the "Amended Term Loan Agreement") with respect to our $200 million seven-year unsecured term loan with a maturity date of October 26, 2022 (the "Seven-Year Term Loan"). These amendments generally improved our leverage ratio calculation, lowered our interest rate and extended the overall term of debt maturities, as further described below.

        Pursuant to the Amended Credit Agreement, our Unsecured Revolving Facility has a new maturity date of July 28, 2020 (compared to July 1, 2018 under the prior credit agreement), which maturity date may be extended for up to two additional periods of six months at our option subject to certain conditions. The credit agreement prior to the Amended Credit Agreement provided for a $400 million unsecured term loan with a maturity date of July 1, 2019. Under the Amended Credit Agreement, $200 million of the $400 million unsecured term loan maintains the same scheduled maturity date of July 1, 2019, as provided under the prior credit agreement ("Term Loan A"), which maturity date may be extended to January 1, 2020 at our option subject to certain conditions, and $200 million was extended and has a new scheduled maturity date of July 28, 2021 ("Term Loan B" and together with Term Loan A and the Seven-Year Term Loan, the "Unsecured Term Loans") (compared to July 1, 2019 under the prior credit agreement).

        Pursuant to the Amended Credit Agreement, (i) borrowings with respect to the Unsecured Revolving Facility bear interest at a rate of LIBOR plus an applicable margin of 135 to 195 basis points (compared to 140 to 200 basis points under the prior credit agreement), (ii) borrowings with respect to Term Loan A bear interest at a rate of LIBOR plus an applicable margin of 135 to 190 basis points (which is the same as under the prior credit agreement), and (iii) borrowings with respect to Term Loan B bear interest at a rate of LIBOR plus an applicable margin of 130 to 190 basis points (compared to 135 to 190 basis points under the prior credit agreement), in each case depending on our leverage ratio and subject to certain exceptions (including whether we choose to base our interest rate on our credit rating instead of our leverage ratio).

        The Amended Credit Agreement and the Amended Term Loan Agreement improve our leverage ratio calculation by reducing the capitalization rate used in the calculation, which increases our total asset value as calculated under the Amended Credit Agreement and the Amended Term Loan Agreement.

Distribution Activity

        On August 11, 2016, the Company's Board of Trustees declared a cash distribution of $0.2875 for the third quarter of 2016 to common shareholders and operating partnership unit holders of record as of October 6, 2016 and payable on or about October 13, 2016.

 The Offering

        The following is a brief summary of some of the terms of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of this offering of the Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

Issuer	Kite Realty Group, L.P.
Notes Offered	$ aggregate principal amount of % Senior Notes due .
Ranking	The Notes will be our unsecured and unsubordinated obligations and will:
• rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness;
• be effectively subordinated in right of payment to all of our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and
• be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries.

As of June 30, 2016, we had approximately $884.5 million of secured indebtedness and $850 million of unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our subsidiaries.
Possible Future Guarantee
The Notes will not be guaranteed by any subsidiary of the Company and will not initially, and may never, be guaranteed by the Company. However, under the limited circumstances described under "Description of Notes—Possible Future Guarantee" the indenture will require the Company to guarantee the payment of principal of and premium, if any, and interest on the Notes when due if, and for so long as, the Company guarantees the Operating Partnership's obligations under the Amended Credit Agreement.
Interest	The Notes will bear interest at a rate of % per year. Interest will be payable semi-annually in arrears on and of each year, beginning , 2017.
Maturity	The Notes will mature on .

Optional Redemption	We may redeem the Notes at our option at any time in whole or from time to time in part at the applicable redemption price specified herein. If the Notes are redeemed on or after , 20 ( months prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date (and will not include a make-whole amount). See "Description of Notes—The Operating Partnership's Redemption Rights."
Certain Covenants	The indenture that will govern the Notes will contain certain covenants that, among other things, limit our ability to:
• incur secured and unsecured indebtedness; and
• consummate a merger, consolidation or sale of all or substantially all of our assets.

In addition, we will be required to maintain total unencumbered assets of at least 150% of our total unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications. See "Description of Notes—Certain Covenants."
Use of Proceeds
We expect the net proceeds from the sale of the Notes in this offering will be approximately $ million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use $200 million of the net proceeds from this offering to pay off our $200 million Term Loan A maturing July 1, 2019 (or January 1, 2020 if the six-month extension option was exercised). We intend to use the remaining net proceeds for general corporate purposes, which may include the repayment of amounts outstanding under our Unsecured Revolving Facility and other outstanding indebtedness, acquisitions of additional properties, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes. See "Use of Proceeds."
Conflicts of Interest
Certain of the underwriters or their affiliates are lenders, or in some cases agents or managers for the lenders, under our Amended Credit Agreement, including our Term Loan A and/or our Unsecured Revolving Facility. Accordingly, such underwriters or affiliates will receive a portion of the net proceeds from this offering used to pay off our Term Loan A. In addition, to the extent that a portion of the net proceeds from this offering is used to repay amounts outstanding under our Unsecured Revolving Facility, such underwriters or affiliates would receive a portion of those net proceeds. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

No Public Market	The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.
Book-Entry Form
The Notes will be book entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the Notes through Clearstream Banking, S.A., or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which in turn will hold interests in the Notes in their capacity as participants at DTC. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Additional Notes
We may, without the consent of holders of the Notes, increase the principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions, except for any difference in the issue price, issue date, interest accrued prior to the issue date of the additional Notes, and, if applicable, the first interest payment date and the initial interest accrual date, and with the same CUSIP number as the Notes offered hereby so long as such additional Notes are fungible for U.S. federal income tax purposes with the Notes offered hereby.
Trustee and Paying Agent	U.S. Bank National Association is the trustee and paying agent under the indenture relating to the Notes.
Governing Law	The indenture, the Notes and any guarantee will be governed by the laws of the State of New York.
Risk Factors
See "Risk Factors" included in this prospectus supplement and in our and the Company's most recent Annual Report on Form 10-K, as updated by its subsequent filings under the Exchange Act prior to the completion of this offering, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in the Notes.

RISK FACTORS

        You should carefully consider the risks and uncertainties described below and other information contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated or deemed to be incorporated by reference herein before you decide whether to invest in the Notes. In particular, we urge you to consider carefully the factors set forth under "Risk Factors" in our and the Company's Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference in this prospectus supplement and the accompanying prospectus, as such may be updated in its future filings under the Exchange Act. If any of the risk factors were to occur, our business, financial condition, liquidity, results of operations, and prospects could be materially and adversely affected. This may materially and adversely affect our ability to pay interest on the Notes or repay the principal when due, and you may lose part or all of your investment.

Risks Related to the Notes

Our substantial indebtedness could materially and adversely affect our ability to meet our debt service obligations under the Notes.

        As of June 30, 2016, we had approximately $884.5 million of secured indebtedness and $850 million of unsecured and unsubordinated indebtedness outstanding on a consolidated basis. All of such secured indebtedness and none of such unsecured and unsubordinated indebtedness was attributable to our subsidiaries. In addition, we have a $500 million Unsecured Revolving Facility, under which approximately $370.9 million was available for future borrowings at June 30, 2016. See "Description of Other Indebtedness—Unsecured Revolving Facility and Unsecured Term Loans."

        Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the Notes, including the following:

  •
  our cash flow may be insufficient to meet our debt service obligations with respect to the Notes and our other indebtedness, which would enable the lenders and other debtholders to accelerate the maturity of their indebtedness, or be insufficient to fund other important business uses after meeting such obligations;

  •
  we may be unable to borrow additional funds as needed or on favorable terms;

  •
  we may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of our original indebtedness or otherwise be generally unfavorable;

  •
  because a significant portion of our debt bears interest at variable rates, increases in interest rates could materially increase our interest expense on such debt, as well as any fixed rate debt we may issue in the future;

  •
  we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

  •
  we may default on our secured indebtedness and the lenders may foreclose on our properties or our interests in the entities that own the properties that secure such indebtedness and receive an assignment of rents and leases; and

  •
  we may violate restrictive covenants in our debt agreements, which would entitle the lenders and other debtholders to accelerate the maturity of their indebtedness.

        If any one of these events were to occur, our business, financial condition, liquidity, results of operations, and prospects, as well as our ability to satisfy our obligations with respect to the Notes, could be materially and adversely affected.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

        Our ability to meet our debt service obligations on, and to refinance, our indebtedness, including the Notes, and to fund our operations, working capital, acquisitions, development projects, capital expenditures and other important business uses, depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to meet our debt service obligations on our indebtedness, including the Notes, or to fund our other important business uses. As a result, we would be forced to take other actions to meet those obligations, such as selling properties, raising equity or debt capital or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot assure you that we will be able to effect any of these actions on favorable terms, or at all. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.

        We may need to refinance all or a portion of our indebtedness, including the Notes, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

  •
  our financial condition, liquidity, results of operations, and prospects and market conditions at the time; and

  •
  restrictions in the agreements governing our indebtedness.

        As a result, we may not be able to refinance any of our indebtedness, including the Notes, on favorable terms, or at all.

The Notes are effectively subordinated to all liabilities of our subsidiaries and our ability to service our debt is dependent on the performance of our subsidiaries.

        None of our subsidiaries will guarantee the Notes. Payments on the Notes are only required to be made by the Operating Partnership. As a result, no payments are required to be made by, and holders of Notes will not have a claim against the assets of, any of our subsidiaries, except if those assets are transferred, by dividend or otherwise, to us. Accordingly, the Notes will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities, including trade payables and other accrued rebates and liabilities, of our subsidiaries. The incurrence of indebtedness or other liabilities by any of our subsidiaries is not prohibited by the indenture governing the Notes and could adversely affect our ability to pay our obligations on the Notes. As of June 30, 2016, indebtedness of our subsidiaries, excluding intercompany liabilities, that would have been structurally senior to the Notes was approximately $884.5 million. We anticipate that from time to time our subsidiaries will incur additional debt and other liabilities.

        In addition, we are a holding partnership and we have no significant operations and no material assets other than our investment in our subsidiaries. Accordingly, our cash flow and our consequent ability to service our debt, including the Notes, depends upon the earnings of our subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, may depend upon the earnings of those subsidiaries and may be subject to various business considerations.

The Notes will be unsecured and therefore will effectively be subordinated to any secured debt the Operating Partnership may incur in the future.

        The Notes will not be secured by any of our assets or those of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured debt we may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the Notes.

Despite our substantial outstanding indebtedness, we may still incur significantly more indebtedness in the future, which would increase any or all of the risks described above.

        We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our Unsecured Revolving Facility, Unsecured Term Loans and certain other indebtedness do, and the indenture governing the Notes will, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur substantial additional indebtedness in the future, the risks associated with our substantial leverage described herein, including our inability to meet our debt service obligations, would be increased.

The indenture governing the Notes will contain restrictive covenants that may restrict our ability to expand or fully pursue our business strategies.

        The indenture governing the Notes will contain financial and operating covenants that, among other things, may restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

  •
  incur secured and unsecured indebtedness; and

  •
  consummate a merger, consolidation or sale of all or substantially all of our assets.

        In addition, the agreements governing our Unsecured Revolving Facility, Unsecured Term Loans and certain other indebtedness require us to meet specified financial ratios and the indenture governing the Notes will require us to maintain at all times a specified ratio of unencumbered assets to unsecured debt. These covenants may restrict our ability to expand or fully pursue our business strategies. Our ability to comply with these and other provisions of the indenture governing the Notes and the agreements governing our Unsecured Revolving Facility, Unsecured Term Loans and certain other indebtedness may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could result in the acceleration of the maturity of such and other indebtedness. If any of our indebtedness is accelerated prior to maturity, we may not be able to repay such indebtedness or refinance such indebtedness on favorable terms, or at all.

There is currently no trading market for the Notes, and an active public trading market for the Notes may not develop or, if it develops, may not be maintained. The failure of an active liquid trading market for the Notes to develop or be maintained is likely to adversely affect the market price and liquidity of the Notes.

        The Notes are a new issue of securities, and there is currently no existing trading market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange. Although the underwriters have advised us that they intend to make a market in the Notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the Notes and, even if one develops, may not be maintained. If an active trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes is likely to be adversely affected, and holders may not be able to sell their Notes at desired times and prices or at all. If any of the Notes are traded after their purchase, they may trade at a discount from their purchase price.

        The liquidity of the trading market, if any, and future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our business, financial condition, liquidity, results of operations, prospects and credit quality, and those of comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the Notes, regardless of our business, financial condition, liquidity, results of operations, prospects or credit quality.

The Company will not initially, and may never, guarantee the Notes.

        The Notes will not initially, and may never, be guaranteed by the Company. The indenture governing the Notes will only require the Company to guarantee the payment of principal of and premium, if any, and interest on the Notes when due if, and for so long as, the Company guarantees the Operating Partnership's obligations under the Amended Credit Agreement. See "Description of Notes—Possible Future Guarantee." In addition, the Company will not be subject to the covenants set forth in the indenture.

        We do not expect that the Company would guarantee our obligations under the Amended Credit Agreement, which would trigger the requirement to guarantee the Notes. Therefore, it is likely the Company will never guarantee the Notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of Notes to return payments received from guarantors.

        The Notes will not be guaranteed by any of our subsidiaries and will not initially be guaranteed by the Company. The indenture will require the Company to guarantee the Notes, however, under the limited circumstances as described under "Description of Notes—Possible Future Guarantee."

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee; and either:

  •
  was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or recovered for the benefit of its estate.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they become due.

        The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

        A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the Notes. If a court voided such guarantee, holders of the Notes would no longer have a claim against such guarantor or the benefit of the assets of such guarantor constituting collateral, if any, that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the Notes to repay any amounts already received from a guarantor.

A downgrade in our corporate credit ratings could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects and the market price of the Notes.

        Our corporate credit ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, such credit ratings are not recommendations to buy, sell or hold the Notes or any other securities. If any credit rating agencies downgrade our corporate ratings or otherwise indicate that its outlook for that rating is negative, it could have a material adverse effect on the market price of the Notes and our costs and availability of capital, which could in turn have a material adverse effect on our business, financial condition, liquidity, results of operations and prospects and our ability to satisfy our debt service obligations (including payments on the Notes).

Redemption may adversely affect your return on the Notes.

        The Notes are redeemable at our option and we may choose to redeem some or all of the Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. See "Description of Notes—The Operating Partnership's Redemption Rights."

USE OF PROCEEDS

        We expect the net proceeds from the sale of the Notes in this offering will be approximately $             million, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use $200 million of the net proceeds from this offering to pay off our $200 million Term Loan A maturing July 1, 2019 (or January 1, 2020 if the six-month extension option was exercised). We intend to use the remaining net proceeds for general corporate purposes, which may include the repayment of amounts outstanding under our Unsecured Revolving Facility and other outstanding indebtedness, acquisitions of additional properties, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes. As of September 14, 2016, we had approximately $63.7 million of outstanding indebtedness under our Unsecured Revolving Facility and $600.0 million of outstanding indebtedness under our Unsecured Term Loans. See "Description of Other Indebtedness" for more information on our Term Loan A, the Unsecured Revolving Facility and our other outstanding indebtedness, including with respect to interest rates and maturities.

        Certain of the underwriters or their affiliates are lenders, or in some cases agents or managers for the lenders, under our Amended Credit Agreement, including our Term Loan A and/or our Unsecured Revolving Facility. Accordingly, such underwriters or affiliates will receive a portion of the net proceeds from this offering used to pay off our Term Loan A. In addition, to the extent that a portion of the net proceeds from this offering is used to repay amounts outstanding under our Unsecured Revolving Facility, such underwriters or affiliates would receive a portion of those net proceeds. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

			Years Ended December 31,
	Six Months Ended June 30, 2016
			2015		2014	2013	2012	2011
Ratio of earnings to fixed charges		(1)	1.34	(2)	(3)	(4)	(5)	(6)

(1)
The ratio is less than 1.0. The amount of coverage deficiency was $1.4 million. The calculation of earnings includes $86.1 million of non-cash depreciation expense.

(2)
The calculation of earnings includes $167.3 million of non-cash depreciation expense.

(3)
The ratio is less than 1.0. The amount of coverage deficiency was $21.2 million. The calculation of earnings includes $121.0 million of non-cash depreciation expense.

(4)
The ratio is less than 1.0. The amount of coverage deficiency was $5.5 million. The calculation of earnings includes $54.5 million of non-cash depreciation expense.

(5)
The ratio is less than 1.0. The amount of coverage deficiency was $19.0 million. The calculation of earnings includes $38.8 million of non-cash depreciation expense.

(6)
The ratio is less than 1.0. The amount of coverage deficiency was $9.1 million. The calculation of earnings includes $33.1 million of non-cash depreciation expense.

        For the purpose of computing the ratio of earnings to fixed charges, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges (excluding capitalized interest), to pre-tax income (loss) from continuing operations before non-controlling interests in the Operating Partnership, distributions of income from equity investees, non-controlling interest and income from majority-owned unconsolidated entities and deducting income from unconsolidated entities. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, fixed charges of majority-owned unconsolidated entities and estimated interest within rental expense. This information is given on an unaudited historical basis.

 DESCRIPTION OF OTHER INDEBTEDNESS

Unsecured Revolving Facility and Unsecured Term Loans

        We have an Unsecured Revolving Facility with a total commitment of $500 million. The maturity date of the Unsecured Revolving Facility is July 28, 2020, which may be further extended at our option for up to two additional periods of six months each, subject to certain conditions. The interest rate under the Unsecured Revolving Facility is LIBOR plus 135 to 195 basis points, depending on our leverage. The Unsecured Revolving Facility has a fee of 15 to 25 basis points on unused borrowings. We may increase our borrowing capacity under the Unsecured Revolving Facility by up to an additional $500 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Unsecured Revolving Facility, to provide such increased amounts.

        The amount that we may borrow under our Unsecured Revolving Facility is limited by the value of assets in our unencumbered asset pool. As of June 30, 2016, taking into account the value of the assets in our unencumbered asset pool as determined pursuant to the Amended Credit Agreement, we had $384.3 million available under our Unsecured Revolving Facility for borrowings. As of June 30, 2016, none of the available amount was drawn, except for $13.4 million reserved for outstanding letters of credit. Subsequent to the quarter ended June 30, 2016, we drew borrowings on the Unsecured Revolving Facility principally to pay off several mortgage loans. As a result, as of September 14, 2016, we had approximately $63.7 million of outstanding indebtedness under our Unsecured Revolving Facility.

        We also have $600 million outstanding under our Unsecured Term Loans, which consist of the $200 million Term Loan A with a maturity date of July 1, 2019 with one six-month extension option (subject to certain conditions), the $200 million Term Loan B with a maturity date of July 28, 2021 and the $200 million Seven-Year Term Loan with a maturity date of October 26, 2022.

        The interest rate under (i) Term Loan A is LIBOR plus 135 to 190 basis points, (ii) Term Loan B is LIBOR plus 130 to 190 basis points, and (iii) the Seven-Year Term Loan is LIBOR plus 160 to 215 basis points, depending, in each case, on our leverage ratio and subject to certain exceptions (including whether we choose to base our interest rate on our credit rating instead of our leverage ratio). We may increase our borrowings under Term Loan B by an additional $200 million and the Seven-Year Term Loan by an additional $50 million, in each case subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the applicable term loan.

        Our ability to borrow under the Unsecured Revolving Facility and the Unsecured Term Loans is subject to our compliance with various restrictive covenants, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales. The Unsecured Revolving Facility and the Unsecured Term Loans also require us to satisfy certain financial covenants. As of June 30, 2016, we were in compliance with all such covenants relating to the Unsecured Revolving Facility and the Unsecured Term Loans.

Senior Unsecured Notes

        We have outstanding $250 million of senior unsecured notes, which notes were issued in a private placement (the "Private Notes"). The Private Notes consist of three series: (i) $95 million aggregate principal amount designated as 4.23% Series A Senior Notes due September 10, 2023, (ii) $80 million aggregate principal amount designated as 4.47% Series B Notes due September 10, 2025 and (iii) $75 million aggregate principal amount designated as 4.57% Series C Senior Notes due September 10, 2027, for a weighted average annual interest rate of 4.41% and a weighted average maturity of 9.8 years.

        Each series of Private Notes pays interest semi-annually on the tenth day of March and September in each year until maturity. The Operating Partnership may prepay at any time all, or from time to time any part of, any series of the Private Notes, in an amount not less than 5% of the aggregate principal amount of such series of the Private Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid plus a make-whole amount equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Private Notes being prepaid over the amount of such Private Notes.

        The Private Notes require us to satisfy certain financial covenants and require our compliance with certain restrictive covenants, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales, similar to the covenants applicable to the Unsecured Revolving Facility and the Unsecured Term Loans under the Amended Credit Agreement and the Amended Term Loan Agreement. As of June 30, 2016, we were in compliance with all such covenants on the Private Notes.

Mortgage and Construction Loans

        Our mortgage and construction loans are secured by certain real estate, are generally due in monthly installments of interest and principal and mature over various terms through 2030. As of June 30, 2016, we had fixed-rate mortgage notes payable, variable-rate mortgage notes payable and variable-rate construction loans outstanding in amounts of $693.8 million, $57.9 million and $132.8 million, respectively. Subsequent to the quarter ended June 30, 2016, we paid off approximately $68.7 million of mortgage debt secured by our Pine Ridge Crossing, Riverchase Plaza and Traders Point properties by drawing on our Unsecured Revolving Facility. We also refinanced the mortgage loan associated with our Delray Marketplace property with a new five-year mortgage loan.

 DESCRIPTION OF NOTES

        The following description summarizes key terms and provisions of the Notes and the indenture referred to below, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes and the indenture, which are incorporated herein by reference. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption "Description of Debt Securities."

        Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Notes or the indenture, as applicable. As used in this "Description of Notes," references to "we," "our" or "us" and the "Operating Partnership" refer solely to Kite Realty Group, L.P., a Delaware limited partnership, and references to the "Company" refer to Kite Realty Group Trust, a real estate investment trust formed under the laws of Maryland, in each case, not including such entity's subsidiaries, unless otherwise expressly stated or the context otherwise requires.

General

        The Notes will be issued pursuant to an indenture, to be dated as of September     , 2016, between the Operating Partnership and U.S. Bank National Association, as trustee, as supplemented by the first supplemental indenture to be dated as of September     , 2016, among the Operating Partnership, the Company and U.S. Bank National Association, as trustee. We refer to the indenture, as supplemented from time to time, as the "indenture."

        The terms of the Notes include those provisions contained in the Notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the trust indenture act. The Notes are subject to all such terms, and holders of Notes are referred to the Notes, the indenture and the trust indenture act for a statement thereof. You may request copies of the indenture and the form of the Notes from us.

        The Notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described in the accompanying prospectus under "Book-Entry Delivery and Form—Exchange of Global Notes for Certificated Notes." The principal of, and premium, if any, and interest on, the Notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.

        If any interest payment date, maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term "business day" means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

        The Notes will not be guaranteed by any Subsidiary of the Company and will not initially, and may never, be guaranteed by the Company. However, the supplemental indenture governing the Notes will contain a covenant requiring the Company to guarantee the Notes under the limited circumstance described below under "—Possible Future Guarantee".

Ranking

        The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. However, the Notes will be effectively subordinated in right of payment to our existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The Notes will also be effectively subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of the Operating Partnership's Subsidiaries. As of June 30, 2016, the Operating Partnership had approximately $884.5 million of secured indebtedness and

$850 million of unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness and none of the unsecured and unsubordinated indebtedness was attributable to our Subsidiaries.

        Except as described under "—Certain Covenants" and "—Merger, Consolidation or Sale," the indenture governing the Notes does not prohibit the Operating Partnership or any of its Subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the Notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving us or the Company, (2) a change of control of us or the Company or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of our or the Company's assets or similar transaction that may adversely affect the holders of the Notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have a material adverse effect on our ability to service our indebtedness, including the Notes. See "Risk Factors—Risks Related to the Notes" in this prospectus supplement.

Additional Notes

        The Notes will initially be limited to an aggregate principal amount of $            . We may, without the consent of holders of the Notes, increase the principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional Notes, and, if applicable, the first interest payment date and the initial interest accrual date with the same CUSIP number as the Notes offered hereby so long as such additional Notes are fungible for U.S. federal income tax purposes with the Notes offered hereby. The Notes offered by this prospectus supplement and any additional Notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.

Interest

        Interest on the Notes will accrue at the rate of        % per year from and including September     , 2016 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on                        and                         of each year, beginning on                         , 2017. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the                        or                         (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity

        The Notes will mature on                        and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under "—The Operating Partnership's Redemption Rights" below. The Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

The Operating Partnership's Redemption Rights

        We may redeem the Notes at our option and in our sole discretion, at any time or from time to time prior to the Par Call Date (as defined below) in whole or in part, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the Notes being redeemed; or

  •
  as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if such Notes matured on the Par Call Date but for the redemption thereof (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus        basis points (        %);

plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

        If the Notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

        Notwithstanding the foregoing, if we redeem the Notes in accordance with the terms of such Notes, we will pay accrued and unpaid interest and premium, if any, to each holder that surrenders a note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such interest payment date to the holder of record at the close of business on the corresponding record date.

        As used herein:

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per year equal to the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to the Par Call Date of the Notes as of the redemption date. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Adjusted Treasury Rate, the most recent Statistical Release published at least two business days prior to the redemption date shall be used.

        "Par Call Date" means                                     (            months prior to the maturity date of the Notes).

        "Quotation Agent" means an independent investment banking institution of national standing appointed by the Operating Partnership from time to time.

        "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the indenture, then such other reasonably comparable index designated by the Operating Partnership.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. Such notice of redemption shall specify the principal amount of the Notes to be redeemed, the CUSIP and ISIN numbers of the Notes to be redeemed, the redemption date, the redemption price, including accrued interest, if any, and the name and address of the paying agent(s) and that Notes called for redemption in whole or in part must be surrendered to the paying agent to collect the redemption price. Once a notice of redemption is delivered to holders, the Notes called for redemption will become due and payable on the redemption date at the redemption price.

        If we decide to redeem the Notes in part, the trustee will select the Notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a by lot basis or by such other method that it deems fair and appropriate; provided that if the Notes are represented by one or more Global Notes, interests in such Global Notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.

        In the event of any redemption of Notes in part, we will not be required to:

  •
  issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

        If the paying agent holds funds sufficient to pay the redemption price of the Notes being redeemed on the redemption date, then on and after such date:

  •
  such Notes will cease to be outstanding;

  •
  interest on such Notes will cease to accrue; and

  •
  all rights of holders of such Notes will terminate except the right to receive the redemption price.

        Such will be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

        We will not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such an acceleration has not been rescinded or annulled on or prior to such date.

        In addition, we may at any time purchase Notes by tender, in the open market or by private agreement, subject to applicable law.

Certain Covenants

        Aggregate Debt Test.    The Notes will provide that the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries' outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of the following (without duplication): (1) its and its Subsidiaries' Total Assets as of the last day of the then most recently ended fiscal quarter for which financial information is available; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

        Secured Debt Test.    The Notes will provide that the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries' property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries' outstanding Debt (determined on a consolidated basis in accordance with GAAP) which is secured by a Lien on any of its and its Subsidiaries' property or assets is greater than 40% of the sum of (without duplication): (1) its and its Subsidiaries' Total Assets as of

the last day of the then most recently ended fiscal quarter for which financial information is available; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

        Debt Service Test.    The Notes also will provide that the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated EBITDA to Annual Debt Service Charge for the period consisting of the two consecutive fiscal quarters most recently ended for which financial information is available prior to the date on which such additional Debt is to be incurred on an annualized basis shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions (without duplication): (1) such Debt (including, without limitation, Acquired Debt) and any other Debt incurred by the Operating Partnership or any of its Subsidiaries since the first day of such two-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of the Operating Partnership or any of its Subsidiaries since the first day of such two-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $5.0 million since the first day of such two-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        If the Debt giving rise to the need to make the calculation described above under the heading "—Debt Service Test" or any other Debt incurred after the first day of the relevant two-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis as if the average daily rate which would have been in effect during the entire two-quarter period had been the applicable rate for the entire such period. For purposes of the foregoing, Debt will be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

        Maintenance of Total Unencumbered Assets.    The Notes will provide that the Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries' outstanding Unsecured Debt (determined on a consolidated basis in accordance with GAAP).

        Existence.    Except as permitted under "—Merger, Consolidation or Sale," the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, the Operating Partnership will not be required to preserve any right or franchise if the Company's board of trustees (or any duly authorized committee of that board of trustees), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the Operating Partnership's business.

        Maintenance of Properties.    The Notes will provide that the Operating Partnership will cause all of its material properties used or useful in the conduct of its business or any of its Subsidiaries' businesses to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the Operating Partnership's judgment may be necessary in order for the Operating Partnership to at all times properly and advantageously conduct its business carried on in connection with such properties. Notwithstanding the foregoing, the indenture and the Notes will allow the Operating Partnership and its Subsidiaries to (1) remove permanently any property that has been condemned or suffered a casualty loss if, in the Operating Partnership's reasonable judgment, it is in the Operating Partnership's best interests, (2) discontinue maintenance or operation of any property if, in the Operating Partnership's reasonable judgment, doing so is in the Operating Partnership's best interests and is not disadvantageous in any material respect to the holders of the Notes, or (3) sell or otherwise dispose of for value its properties or the properties of any of its Subsidiaries in the ordinary course of business.

        Insurance.    The Notes will provide that the Operating Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries' properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the Operating Partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

        Payment of Taxes and Other Claims.    The Notes will provide that the Operating Partnership will pay or discharge or cause to be paid or discharged before it becomes delinquent:

  •
  all material taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary's income, profits or property; and

  •
  all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of its Subsidiaries.

        However, neither the Operating Partnership nor any of its Subsidiaries will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

        Provision of Financial Information.    For so long as any Notes are outstanding, if the Operating Partnership is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, the Operating Partnership will deliver to the trustee the annual reports, quarterly reports and other documents which it is required to file with the SEC pursuant to Section 13(a) or 15(d) or any successor provision, within 15 days after the date that the Operating Partnership files the same with the SEC. If the Operating Partnership is not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any Notes are outstanding, the Operating Partnership will deliver to the trustee the quarterly and annual financial statements and accompanying Item 303 of Regulation S-K ("management's discussion and analysis of financial condition and results of operations") disclosure that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q required to be filed with the SEC if the Operating Partnership was subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to the Operating Partnership at that time pursuant to applicable SEC rules and regulations.

        Reports and other documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of the covenants relating to the Notes (as to which the trustee is entitled to rely exclusively on an officers' certificate).

Events of Default

        An Event of Default with respect to the Notes will be defined in the indenture as being:

  (1)
  default for thirty (30) days in the payment of any installment of interest payable with respect to such interest under the Notes;

  (2)
  default in the payment of the principal of or premium, if any, on the Notes, when the same becomes due and payable;

  (3)
  the Operating Partnership fails to comply with any of the Operating Partnership's other agreements contained in the Notes or the indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the indenture or which has expressly been included in the indenture solely for the benefit of a series of debt securities other than the Notes) upon receipt by the Operating Partnership of notice of such default by the trustee or receipt by the Operating Partnership and the trustee of notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the Notes then outstanding and the Operating Partnership fails to cure (or obtain a waiver of) such default within sixty (60) days after the Operating Partnership receives such notice;

  (4)
  failure to pay any recourse indebtedness for monies borrowed by the Operating Partnership, any guarantor or any Significant Subsidiary in an outstanding principal amount in excess of $40 million when due or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding); and

  (5)
  specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership, any guarantor or any Significant Subsidiary.

Calculations in Respect of the Notes

        Except as explicitly specified otherwise herein with respect to the Quotation Agent, the Operating Partnership will be responsible for making all calculations required under the Notes. The Operating Partnership will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Notes.

Possible Future Guarantee

        The Notes will not be guaranteed by any Subsidiary of the Company and will not initially, and may never, be guaranteed by the Company. However, the supplemental indenture governing the Notes will contain a covenant requiring the Company to guarantee the Notes under the limited circumstance described below.

        The Company (the "Possible Future Guarantor") will be required to fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the Notes when due, whether at stated maturity, by declaration or acceleration, or call for redemption, on an unsecured and unsubordinated basis (a "possible future guarantee") if, and for so long as, such entity guarantees the Credit Agreement. Such guarantee would rank equally with other unsecured and unsubordinated obligations of the Company. The Company has no material assets other than its investment in the Operating Partnership.

        If the Company guarantees the Notes, the guarantee will automatically and unconditionally terminate and be released and any supplemental indenture, to the extent relating thereto, shall no longer have any effect, upon:

            (i)  the Company no longer guaranteeing or otherwise being an obligor with respect to the Credit Agreement, provided that the foregoing provisions of this clause (i) and any release of the Company's guarantee pursuant to this clause (i) shall not limit the obligation of the Company to guarantee the Notes at any time thereafter pursuant to this covenant; or

           (ii)  Legal Defeasance, Covenant Defeasance or discharge of the Notes, as provided under the provisions of the indenture described in the accompanying prospectus under the caption "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance".

        If the Company is required to guarantee the Notes pursuant to the immediately preceding paragraph, the Company will immediately be and become, automatically and without the execution or delivery of any supplemental indenture or other instrument or other action by any person, a guarantor of the Notes and shall be subject to and bound by all of the terms and provisions of the indenture applicable to a guarantor, subject however to the termination provisions set forth in the immediately preceding paragraph; provided, that the Company shall execute and deliver a supplemental indenture to the indenture to evidence such guarantee within 10 business days. For so long as the Company guarantees the Notes, it agrees that it waives and will not in any manner whatsoever claim or take the benefit or advantage of any right of reimbursement, indemnity or subrogation or any other rights against the Operating Partnership as a result of any payment by the Company under its possible future guarantee until the Notes have been paid in full.

Merger, Consolidation or Sale

        The indenture provides that the Operating Partnership may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of its property and assets to, any other entity, provided that the following conditions are met:

  •
  the Operating Partnership shall be the continuing entity, or the successor entity (if other than the Operating Partnership) formed by or resulting from any consolidation or merger or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

  •
  immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

  •
  either the Operating Partnership or the successor entity, in either case, shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the indenture and that all conditions precedent provided for relating to such transaction have been complied with.

        In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Operating Partnership is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of ours, and (except in the case of a lease) the Operating Partnership shall be discharged from its obligations under the Notes and the indenture.

Defeasance

        The Operating Partnership may, by complying with the procedures summarized under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" of the accompanying prospectus, at its option and at any time, elect to have its obligations and the obligations of the Possible Future Guarantor released with respect to certain covenants under the indenture, including the covenants listed under "—Certain Covenants" and "—Possible Future Guarantee" above. Any omission to comply with such obligations occurring thereafter shall not constitute a default or an Event of Default.

Trustee

        U.S. Bank National Association, an affiliate of one of the underwriters, will initially act as the trustee, registrar and paying agent for the Notes, subject, in the case of the registrar and paying agent, to replacement at the Operating Partnership's option as provided in the indenture.

        If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of its own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the Notes only after those holders have offered the trustee indemnity satisfactory to it.

        If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership and its affiliates. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Conversion or Exchange Rights

        The Notes will not be convertible into or exchangeable for any other security or property of the Operating Partnership or the Company.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No trustee, director, officer, employee, incorporator, controlling person, stockholder, general partner, limited partner, member or agent of the Operating Partnership or the Company, as such, or of any of the Operating Partnership's or the Company's predecessors or successors, will have any liability for any of our obligations or those of the Possible Future Guarantor under the Notes, the indenture, any guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Notices

        Except as otherwise provided in the indenture, notices to holders of the Notes will be given by mail to the addresses of holders of the Notes as they appear in the note register; provided that notices given to holders holding Notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

        The indenture, the Notes and any guarantee will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

        As used in the indenture, the following terms have the respective meanings specified below:

        "Acquired Debt" means Debt of a person:

  •
  existing at the time such person is merged or consolidated with or into, or becomes a subsidiary of, the Operating Partnership or any of its subsidiaries or becomes a subsidiary of ours; or

  •
  assumed by the Operating Partnership or any of its subsidiaries in connection with the acquisition of assets from such person.

        Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into, or becomes a subsidiary of, us or any of our subsidiaries or the date of the related acquisition, as the case may be.

        "Annual Debt Service Charge" means, for any period, the interest expense of the Operating Partnership and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated EBITDA" for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

  •
  interest expense on Debt;

  •
  provision for taxes based on income;

  •
  amortization of debt discount, premium and deferred financing costs;

  •
  the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP;

  •
  impairment losses and gains on sales or other dispositions of properties and other investments;

  •
  provisions for unrealized gains and losses, depreciation and amortization, and the effect of other noncash items;

  •
  the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income;

  •
  net amount of extraordinary items or non-recurring items, as may be determined by us in good faith;

  •
  amortization of deferred charges;

  •
  gains or losses on early extinguishment of debt (including by defeasance);

  •
  non-controlling interests; and

  •
  any fees, costs or expenses (or amortization thereof) in connection with any debt financing or amendment thereto, any acquisition, merger, recapitalization or similar transaction (in each case whether or not completed), all determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" for any period means the amount of net income (loss) of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        "Credit Agreement" means the Fifth Amended and Restated Credit Agreement, dated as of July 28, 2016, among Kite Realty Group, L.P., as borrower, Keybank National Association, as administrative agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents with respect to the revolving loan, Wells Fargo Bank, National Association, as syndication agent with respect to Term Loan A, and Regions Bank, U.S. Bank National Association and Suntrust Bank, as co-syndication agents with respect to Term Loan B, Regions Bank, Suntrust Bank, U.S. Bank National Association, Wells Fargo Bank, National Association, PNC Bank, National Association and Capital One, National Association, as co-documentation agents with respect to the revolving loan, JPMorgan Chase Bank, N.A., U.S. Bank National Association and Bank of America, N.A., as co-documentation agents with respect to Term Loan A, JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association and PNC Bank, National Association, as co-documentation agents with respect to Term Loan B, and Keybanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as co-lead arrangers with respect to the revolving loan, Keybanc Capital Markets Inc. and Wells Fargo Securities, LLC, as co-lead arrangers with respect to Term Loan A, and Keybanc Capital Markets Inc., Regions Capital Markets, U.S. Bank National Association and Suntrust Robinson Humphrey, Inc., as co-lead arrangers with respect to Term Loan B, and the other lenders party thereto.

        "Debt" means, with respect to any person, any:

            (i)  indebtedness of such person in respect of borrowed money or evidenced by bonds, Notes, debentures or similar instruments;

           (ii)  indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured or (b) the fair market value (determined in good faith by the Operating Partnership) of the property subject to such Lien;

          (iii)  reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

          (iv)  any lease of property by such person as lessee which is required to be reflected on such person's balance sheet as a capitalized lease in accordance with GAAP;

in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person's balance sheet in accordance with GAAP; provided, however, that the term "Debt" will (1) include, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person, other than obligations to be liable for the Debt of another person solely as a result of non-recourse carveouts (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof) and (2) exclude any such indebtedness (or obligation referenced in clause (1) above) that has been the subject of a defeasance in accordance with GAAP and Intercompany Indebtedness that is subordinate in right of payment to the Notes (or an obligation to be liable for, or to pay, Intercompany Indebtedness that is subordinate in right of payment to the Notes).

        "GAAP" means United States generally accepted accounting principles as in effect on the date of any required calculation or determination.

        "Intercompany Indebtedness" means Debt to which the only parties are the Company, the Operating Partnership and any of its Subsidiaries; provided, however, that with respect to any such Debt of which the Operating Partnership is the borrower, such Debt is subordinate in right of payment to the Notes.

        "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, charge, pledge, hypothecation, encumbrance, charge, security interest or security agreement in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

        "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act) of the Operating Partnership.

        "Subsidiary" means, with respect to the Operating Partnership or the Company, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership or the Company, as the case may be, or by one or more other Subsidiaries of the Operating Partnership or the Company, as the case may be. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Total Assets" means the sum of, without duplication:

  •
  Undepreciated Real Estate Assets; and

  •
  all other assets (excluding accounts receivable and non-real estate intangibles) of the Operating Partnership and its Subsidiaries,

all determined on a consolidated basis in accordance with GAAP.

        "Total Unencumbered Assets" means the sum of, without duplication:

  •
  those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

  •
  all other assets (excluding accounts receivable and non-real estate intangibles) of the Operating Partnership and its Subsidiaries not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in "Certain Covenants—Maintenance of Total Unencumbered Assets," all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

        "Undepreciated Real Estate Assets" means, as of any date, the cost (original cost plus capital improvements) of real estate assets and related intangibles of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

        "Unsecured Debt" means Debt of the Operating Partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its Subsidiaries.

ADDITIONAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        A summary of certain U.S. federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to the Company's Current Report on Form 8-K, filed with the SEC on March 4, 2016 (the "Tax Summary"), and incorporated by reference in this prospectus supplement. The Tax Summary that is incorporated by reference in this prospectus supplement supersedes the discussion in the accompanying prospectus under the title "United States Federal Income Tax Considerations."

        The summary below supplements and should be read together with the Tax Summary. To the extent any information set forth in the Tax Summary is inconsistent with this supplemental information, this supplemental information will apply and supersede the Tax Summary. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first paragraph in the Tax Summary as if that paragraph was set forth in this prospectus supplement.

Taxation of the Company as a REIT—Taxation of REITs in General

        If we acquire any assets from a non-REIT "C" corporation in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the asset in the hands of the non-REIT "C" corporation (a "Conversion Transaction"), we would be liable for corporate income tax, at the highest applicable corporate rate, for the "built-in gain" with respect to those assets if we dispose of those assets in a taxable transaction during the "recognition period." To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT "C" corporation's interest in the partnership. Built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time we acquire the asset. The results described in this paragraph assume that the non-REIT "C" corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or Section 1033 (an involuntary conversion) of the Internal Revenue Code of 1986, as amended (the "Code") would be excluded from the application of this built-in gain tax.

        On June 7, 2016, the Internal Revenue Service and Treasury Department issued temporary regulations changing the recognition period for the corporate tax on built-in gains in Conversion Transactions. Prior to August 8, 2016, the recognition period was the five-year period beginning on the day the asset was transferred to us by the non-REIT "C" corporation. Effective for Conversion Transactions that occur on or after August 8, 2016, the recognition period is the ten-year period beginning on the day the asset was transferred to us by the non-REIT "C" corporation.

        The following discussion should be read to replace in its entirety and supersede the discussion under the heading "United States Federal Income Tax Considerations—Taxation of Holders of Debt Securities Issued by our Operating Partnership—Non-U.S. Holders of Debt Securities—Payments of Interest" in the Tax Summary.

        Payments of Interest.    Subject to the discussions in the Tax Summary concerning backup withholding and FATCA (as defined in the Tax Summary), all payments of interest on the Notes made to a Non-U.S. Holder (as defined in the Tax Summary) will not be subject to U.S. federal income or withholding taxes under the "portfolio interest" exception of the Code, provided that:

  •
  interest on the Note is not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States,

  •
  the Non-U.S. Holder does not own, actually or constructively, 10% or more of the capital or profits interest in the Operating Partnership,

  •
  the Non-U.S. Holder is not a controlled foreign corporation with respect to which the Operating Partnership is a "related person" (within the meaning of Section 864(d)(4) of the Code),

  •
  the Non-U.S. Holder is not a bank whose receipt of interest on a Note is described in Section 881(c)(3)(A) of the Code, and

  •
  the Non-U.S. Holder provides its name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. Holder.

        The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described above. In addition, under these Treasury Regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities. If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Notes is not subject to U.S. federal withholding tax because it is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (as discussed in the Tax Summary under "—Non-U.S. Holders of Debt Securities—Income Effectively Connected with a U.S. Trade or Business").

 UNDERWRITING (CONFLICTS OF INTEREST)

        Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for whom U.S. Bancorp Investments, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
U.S. Bancorp Investments, Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total	$

        The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased.

        We will agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect thereof.

Commissions and Discounts

        The underwriters propose to offer the Notes directly to the public at the public offering price specified on the cover page to this prospectus supplement and may also offer the Notes to certain dealers at the public offering price less a concession not to exceed        % of the principal amount of the Notes. The underwriters may allow, and these dealers may reallow, concession to certain brokers and dealers not to exceed        % of the principal amount of the Notes. After the initial offering of the Notes, the underwriters may change the public offering price and other selling terms.

        The following table shows the underwriting discount that we have agreed to provide to the underwriters in connection with this offering (expressed as a percentage of the principal amount of Notes).

Paid by Us
Per Note		%

        We estimate our expenses for this offering, other than the underwriting discount, to be approximately $            , and will be payable by us.

New Issue of Notes

        The Notes are a new issue of securities with no established trading market. We do not intend to apply to list the Notes on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the Notes after the completion of the offering, but will not be obligated to make a market in the Notes and may discontinue such market making at any time without notice at their sole discretion. No assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop or be maintained. If an active public trading market for the Notes does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected.

Price Stabilization and Short Positions

        In order to facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may over-allot in connection with the offering, creating short positions in the Notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the Notes, the underwriters may bid for, and purchase, Notes in the open market. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

        Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any underwriter makes any representation that the underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged and may in the future engage in transactions with, and, from time to time, have performed and may perform investment banking, corporate trust and/or commercial banking services for, us and certain of our affiliates in the ordinary course of business, for which they have received and will receive customary compensation. In particular, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the Notes.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Additionally, certain of the underwriters or their affiliates are lenders, or in some cases agents or managers for the lenders, under our Amended Credit Agreement, including our Term Loan A, Term Loan B and/or our Unsecured Revolving Facility.

Conflicts of Interest

        We intend to use $200 million of the net proceeds from this offering to pay off our $200 million Term Loan A, and we intend to use the remaining net proceeds for general corporate purposes, which may include the repayment of amounts outstanding under our Unsecured Revolving Facility and other outstanding indebtedness, among other purposes, as described above under "Use of Proceeds." Certain of the underwriters or their affiliates are lenders, or in some cases agents or managers for the lenders, under our Amended Credit Agreement, including our Term Loan A and/or our Unsecured Revolving Facility. Accordingly, such underwriters or affiliates will receive a portion of the net proceeds from this offering used to pay off our Term Loan A. In addition, to the extent that a portion of the net proceeds from this offering is used to repay amounts outstanding under our Unsecured Revolving Facility, such underwriters or affiliates would receive a portion of those net proceeds.

        If the repayment of the Term Loan A and/or the repayment of amounts outstanding under our Unsecured Revolving Facility results in payments to an underwriter and/or its affiliates of 5% or more of the net proceeds from this offering (not including the underwriting discount), there would be a "conflict of interest" under Rule 5121 of the Financial Industry Regulatory Authority ("FINRA"). Because the Notes offered hereby are investment grade rated, no "qualified independent underwriter" is required to be appointed in connection with this offering. However, as required by FINRA Rule 5121, no sale of the Notes offered hereby will be made by the affected underwriter to an account over which it exercises discretion without the prior specific written consent of the account holder.

Extended Settlement

        We expect that delivery of the Notes will be made against payment therefor on or about September     , 2016, which is the seventh business day following the date of this prospectus supplement (such settlement being referred to as "T+7"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of the prospectus supplement or the next three succeeding business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of the prospectus supplement or the next three succeeding business days should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in Canada

        The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

        Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be the subject of an offer to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriters nominated by us for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an "offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        The communication of this prospectus supplement and the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Financial Promotion Order"), or within Article 49(2)(a) to (d) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents. All applicable provisions of the FSMA must be complied with with respect to anything done in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

        We have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the Notes being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the Notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the Notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The Notes may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and the accompanying prospectus and any other materials relating to the Notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the Notes on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

 LEGAL MATTERS

        Certain legal and tax matters will be passed upon for us by Hogan Lovells US LLP. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

        The consolidated financial statements and schedule of Kite Realty Group, L.P. and Kite Realty Group Trust appearing in the Annual Report (Form 10-K) of Kite Realty Group, L.P. and Kite Realty Group Trust for the year ended December 31, 2015 and the effectiveness of the Kite Realty Group, L.P.'s and Kite Realty Group Trust's internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

        The Operating Partnership and the Company have filed with the SEC a "shelf" registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus supplement is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus supplement. The Operating Partnership and the Company have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to the Operating Partnership, the Company and the securities that may be offered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to in this prospectus supplement or the accompanying prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement or the accompanying prospectus is qualified in all respects by the exhibit to which the reference relates.

        The Operating Partnership and the Company are subject to the informational requirements of the Exchange Act, and, in accordance therewith, the Operating Partnership and the Company are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we and the Operating Partnership file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. SEC filings, including the registration statement, are also available to you on the SEC's website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The reference to the SEC's Internet site is intended to be an inactive textual reference only. We maintain a website at http://www.kiterealty.com. You should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

        The Company's common shares are listed on the NYSE, and all material filed by the Company with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        SEC rules allow us to incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement and prior to the completion of this offering. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have been previously filed with the SEC (other than any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  Annual Report on Form 10-K for the year ended December 31, 2015;

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016;

  •
  the Company's Definitive Proxy Statement filed with the SEC on April 1, 2016; and

  •
  the Current Reports on Form 8-K filed with the SEC by the Company and/or the Operating Partnership on February 3, 2016, March 4, 2016, May 16, 2016 and July 29, 2016;

        We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise completed; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

        You may request a copy of these filings, at no cost, by contacting Investor Relations, Kite Realty Group, 30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204, by telephone at 317-577-5600 or by visiting our website, www.kiterealty.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus. Our reference to our website is intended to be an inactive textual reference only.

PROSPECTUS

Kite Realty Group Trust

Common Shares, Preferred Shares, Depositary Shares, Warrants and Rights

Kite Realty Group, L.P.

Debt Securities

         We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  common shares, preferred shares,

  •
  depositary shares representing our preferred shares,

  •
  warrants exercisable for our common shares,

  •
  preferred shares or depositary shares representing preferred shares, and

  •
  rights to purchase common shares.

         Kite Realty Group, L.P., or the Operating Partnership, may offer, from time to time, one or more series of debt securities, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.

         Our common shares, preferred shares, depositary shares, warrants and rights, together with the debt securities of the Operating Partnership, are referred to herein collectively as the "securities." We and the Operating Partnership may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.

         This prospectus describes some of the general terms and conditions that may apply to the securities. The specific terms and conditions of any securities being offered will be provided in prospectus supplements to this prospectus. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in any of the securities.

         We and the Operating Partnership may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see "Plan of Distribution" on page 44. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

         Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "KRG." On March 10, 2015 the last reported sale price of our common stock on the NYSE was $26.59 per share. Our principal executive offices are located at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204 and our telephone number is (317) 577-5600.

         Investing in the securities involves risks. See the risks described under "Risk Factors" in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See "Incorporation of Certain Information by Reference" and "Where To Find Additional Information" in this prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 11, 2015

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we and the Operating Partnership may, from time to time, offer in one or more offerings any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that we and the Operating Partnership may offer. Each time we or the Operating Partnership offer securities, to the extent required, a prospectus supplement will be provided and it will be attached to this prospectus. The prospectus supplement will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings "Where to Find Additional Information," "Incorporation of Certain Information by Reference" and any additional information you may need to make your investment decision.

        You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the Operating Partnership have authorized anyone to provide you with different or additional information. Neither we nor the Operating Partnership are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. The business, financial condition, liquidity, results of operations and prospects of our Company and the Operating Partnership may have changed since those dates.

        You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we and the Operating Partnership have referred you to in "Incorporation of Certain Information by Reference" on page 46 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

        When used in this prospectus, except where the context otherwise requires, the terms "we," "us," "our" and "the Company" refer to Kite Realty Group Trust and its subsidiaries and all references to the "Operating Partnership" refer to Kite Realty Group, L.P.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein, together with other statements and information publicly disseminated by Kite Realty Group Trust, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

  •
  national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy as well as uncertainty added to the economic forecast due to the sharp drop in oil and energy prices in late 2014;

  •
  financing risks, including the availability of and costs associated with sources of liquidity;

  •
  our ability to refinance, or extend the maturity dates of, our indebtedness;

  •
  the level and volatility of interest rates;

  •
  the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies;

  •
  the competitive environment in which we operate;

  •
  acquisition, disposition, development and joint venture risks;

  •
  property ownership and management risks;

  •
  our ability to maintain our status as a real estate investment trust, or REIT, for federal income tax purposes;

  •
  potential environmental and other liabilities;

  •
  impairment in the value of real estate property we own;

  •
  risks related to the geographical concentration of our properties in Florida, Indiana, and Texas;

  •
  insurance costs and coverage;

  •
  other factors affecting the real estate industry generally; and

  •
  other risks identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and, from time to time, in other reports we file with the SEC or in other documents that we publicly disseminate.

        Neither we nor the Operating Partnership undertake any obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

 OUR COMPANY

        We are a full-service, vertically integrated REIT engaged in the ownership and operation, acquisition, development and redevelopment of high-quality neighborhood and community shopping centers in select markets in the United States. At December 31, 2014, we owned interests in 118 retail operating properties, one office operating property and an associated parking garage as well as the office components of two of our retail properties. We also had an interest in four development projects under construction, one redevelopment project under construction and two redevelopment projects pending commencement of construction. In addition, we owned interests in various land parcels totaling approximately 105 acres that may be used for future expansion of existing properties, development of new retail or office properties or sold to third parties.

        Our primary business objectives are to increase the cash flow of our properties, build or realize capital appreciation of our properties, achieve sustainable long-term growth and maximize shareholder value primarily through the operation, acquisition, development and redevelopment of well-located community and neighborhood shopping centers. We invest in properties with well-located real estate and strong demographics and we use our effective leasing and management strategies to improve the long-term values and economic returns of our properties. We believe that certain of our properties represent opportunities for future renovation and expansion.

        Our common shares are listed on the NYSE, trading under the symbol "KRG."

        We were formed as a REIT in the state of Maryland in 2004. Our principal executive offices are located at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, and our telephone number is (317) 577-5600. We maintain a website at www.kiterealty.com. The information contained on or connected to our website is not incorporated by reference into, and you must not consider the information to be a part of, this prospectus or any applicable prospectus supplement.

        Additional information about us and our subsidiaries is included in documents incorporated by reference into this prospectus. See "Where to Find Additional Information" on page 46 of this prospectus and "Incorporation of Certain Information by Reference" on page 47 of this prospectus.

THE OPERATING PARTNERSHIP

        The Operating Partnership was formed as a limited partnership in the state of Delaware in 2004. Substantially all of our consolidated assets are held by, and we conduct substantially all of our activities through, the Operating Partnership and its wholly-owned subsidiaries. We own a 98.1% interest in the Operating Partnership as of December 31, 2014 and are the sole general partner. The Operating Partnership's principal executive offices are located at 30 S. Meridian Street, Suite 1100, Indianapolis, Indiana 46204, and its telephone number is (317) 577-5600.

 USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we and the Operating Partnership, as the case may be, intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in our portfolio, working capital and other general purposes.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends and the Operating Partnership's ratio of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012, 2011 and 2010. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, the ratio of earnings to fixed charges, and the amount of coverage deficiency, earnings have been calculated by adding fixed charges (excluding capitalized interest), to pre-tax income (loss) from continuing operations before non-controlling interests in the Operating Partnership, distributions of income from equity investees, non-controlling interest and income from majority-owned unconsolidated entities and deducting income from unconsolidated entities. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of debt issuance costs, fixed charges of majority-owned unconsolidated entities and estimated interest within rental expense. This information is given on an unaudited historical basis. The calculation of earnings for the years ended December 31, 2010, 2011, 2012, 2013 and 2014 includes $36.1 million, $33.1 million, $38.8 million, $54.5 million and $121.0 million of non-cash depreciation expense, respectively. The calculation of earnings for the year ended December 31, 2012 also includes an $8.0 million non-cash remeasurement loss on consolidation of Parkside Town Commons, net.

Year Ended December 31,
	2014	2013	2012	2011	2010
Kite Realty Group Trust:
Ratio of earnings to fixed charges(1)	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred share dividends(2)	—	—	—	—	—
Kite Realty Group, L.P.:
Ratio of earnings to fixed charges(3)	—	—	—	—	—

(1)
The ratio was less than 1.0 for the years ended December 31, 2010, 2011, 2012, 2013 and 2014, as fixed charges exceeded earnings by $17.8 million, $9.1 million, $19.0 million, $5.5 million, and $21.2 million, respectively.

(2)
The ratio was less than 1.0 for the years ended December 31, 2010, 2011, 2012, 2013 and 2014, as combined fixed charges and preferred share dividends exceeded earnings by $18.2 million, $14.8 million, $26.9 million, $14.0 million, and $29.7 million, respectively.

(3)
The ratio was less than 1.0 for the years ended December 31, 2010, 2011, 2012, 2013 and 2014, as fixed charges exceeded earnings by $17.8 million, $9.1 million, $19.0 million, $5.5 million, and $21.2 million, respectively.

DESCRIPTION OF CAPITAL SHARES

General

        Our declaration of trust currently provides that we may issue up to 450,000,000 common shares of beneficial interest, par value $0.01 per share, and 40,000,000 preferred shares of beneficial interest, par value $0.01 per share, 4,180,000 of which have been designated as 8.250% Series A Cumulative Redeemable Perpetual Preferred shares of beneficial interest ("Series A Preferred Shares"). As of December 31, 2014, 83,490,663 common shares were issued and outstanding and 4,100,000 Series A Preferred Shares were issued and outstanding.

        Maryland law provides and our declaration of trust provides that none of our shareholders is personally liable for any of our obligations solely as a result of that shareholder's status as a shareholder.

 DESCRIPTION OF COMMON SHARES

Voting Rights of Common Shares

        Subject to the provisions of our declaration of trust regarding restrictions on the transfer and ownership of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a plurality of the outstanding common shares, voting as a single class, can elect all of the trustees then standing for election.

        Under the Maryland statute governing real estate investment trusts formed under the laws of that state, which we refer to as the Maryland REIT law, a Maryland REIT generally cannot amend its declaration of trust or merge unless recommended by its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT's declaration of trust. Our declaration of trust provides for approval by a majority of all votes entitled to be cast on all other matters in all situations permitting or requiring action by shareholders except with respect to the election of trustees (which, effective June 1, 2015, requires a majority of all the votes cast in an uncontested election at a meeting of our shareholders at which a quorum is present), dissolution (which requires two-thirds of all the votes entitled to be cast) and removal of trustees (which requires two-thirds of all the votes entitled to be cast). Our declaration of trust permits the trustees to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law, without the affirmative vote or written consent of the shareholders.

Dividends, Liquidation and Other Rights

        All common shares offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of our common shares will be entitled to receive dividends when, as and if declared by our board of trustees out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights will be subject to the preferential rights of any other class or series of our shares and to the provisions of our declaration of trust regarding restrictions on transfer of our shares.

        Holders of our common shares will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and will have no preemptive rights to subscribe for any of the securities. Subject to the restrictions on transfer of shares contained in our declaration of trust and to the ability of the board of trustees to create common shares with differing voting rights, all common shares will have equal dividend, liquidation and other rights.

Power to Classify and Reclassify Shares and Issue Additional Common Shares or Preferred Shares

        Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued common shares and preferred shares of any series from time to time in one or more series, as authorized by the board of trustees. Prior to issuance of shares of each class or series, the board of trustees is required by the Maryland REIT law and our declaration of trust to set for each such class or series, subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. As a result, our board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to dividends and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of common shares or otherwise might be in their best interest. As of December 31, 2014, 4,100,000 preferred shares were outstanding.

        To permit us increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise, our declaration of trust allows us to issue additional common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to issue the classified or reclassified shares without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of shares that could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of common shares or might otherwise be in their best interests.

        Holders of our common shares do not have preemptive rights, which means they have no right to acquire any additional shares that we may issue at a subsequent date.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is Broadridge Financial Solutions, Inc.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

        The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our declaration of trust and bylaws.

  Number of Trustees; Vacancies

        Our declaration of trust and bylaws provide that the number of our trustees will be established by a vote of a majority of the members of our board of trustees. We currently have nine trustees. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Pursuant to our declaration of trust, each of our trustees is elected by our shareholders to serve until the next annual meeting and until their successors are duly elected and qualify. Under Maryland law, our board may elect to create staggered terms for its members.

        Our bylaws provide that at least a majority of our trustees will be "independent," with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the New York Stock Exchange.

  Removal of Trustees

        Our declaration of trust provides that a trustee may be removed only with cause and only upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. Absent removal of all of our trustees, this provision, when coupled with the provision in our bylaws authorizing our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

  Business Combinations

        Our board has approved a resolution that exempts us from the provisions of the Maryland business combination statute described below but may opt to make these provisions applicable to us in the future. Maryland law prohibits "business combinations" between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as:

  •
  any person who beneficially owns 10% or more of the voting power of our shares; or

  •
  an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

        A person is not an interested shareholder under Maryland law if our board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees.

        After the five-year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

  •
  two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as described under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are approved by our board of trustees before the time that the interested shareholder becomes an interested shareholder.

  Control Share Acquisitions

        Our bylaws contain a provision exempting any and all acquisitions of our common shares from the control shares provisions of Maryland law. However, our board of trustees may opt to make these provisions applicable to us at any time by amending or repealing this provision in the future, and may do so on a retroactive basis. Maryland law provides that "control shares" of a Maryland REIT acquired in a "control share acquisition" have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or trustees who are our employees are excluded from the shares entitled to vote on the matter. "Control shares" are issued and outstanding voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise or direct the exercise of the voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, we may present the question at any shareholders' meeting.

        If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders' meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.

  Merger, Amendment of Declaration of Trust

        Under Maryland REIT law, a Maryland REIT generally cannot dissolve, amend its declaration of trust or merge with another entity unless recommended by the board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the REIT's declaration of trust. Under our declaration of trust, we cannot dissolve or merge with another entity without the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Our declaration of trust, including its provisions on removal of trustees, may be amended only by the affirmative vote of the holders of two-thirds of the votes entitled to be cast on the matter. Under the Maryland REIT law and our declaration of trust, our trustees are permitted, without any action by our shareholders, to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT law without the affirmative vote or written consent of the shareholders.

  Limitation of Liability and Indemnification

        Our declaration of trust limits the liability of our trustees and officers for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  a final judgment based upon a finding of active and deliberate dishonesty by the trustee that was material to the cause of action adjudicated.

        Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former trustees or officers or any individual who, while a trustee or officer and at our request, serves or has served another entity, employee benefit plan or any other enterprise as a trustee, director, officer, partner or otherwise. The indemnification covers any claim or liability against the person. Our declaration of trust and bylaws require us, to the maximum extent permitted by Maryland law, to indemnify each present or former trustee or officer who is made a party to a proceeding by reason of his or her service to us.

        Maryland law will permit us to indemnify our present and former trustees and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

  •
  the act or omission of the trustee or officer was material to the matter giving rise to the proceeding; and was committed in bad faith; or

  •
  was the result of active and deliberate dishonesty;

  •
  the trustee or officer actually received an improper personal benefit in money, property or services; or

  •
  in a criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

        In addition, Maryland law will prohibit us from indemnifying our present and former trustees and officers for an adverse judgment in an action by us or in a derivative action or if the trustee or officer was adjudged to be liable for an improper personal benefit. Our bylaws and Maryland law require us, as a condition to advancing expenses in certain circumstances, to obtain:

  •
  a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

  •
  a written undertaking to repay the amount reimbursed if the standard of conduct is not met.

        In addition, we have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

  Operations

        We generally are prohibited from engaging in certain activities, including acquiring or holding property or engaging in any activity that would cause us to fail to qualify as a REIT.

  Term and Termination

        Our declaration of trust provides for us to have a perpetual existence. Pursuant to our declaration of trust, and subject to the provisions of any of our classes or series of shares of beneficial interest then outstanding and the approval by a majority of the entire board of trustees, our shareholders, at any meeting thereof, by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.

  Meetings of Shareholders

        Under our bylaws, annual meetings of shareholders are to be held each year at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the Chairman of our board of trustees, our President or our Chief Executive Officer. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter.

  Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by our board of trustees; or

  •
  by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

        With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to our board of trustees may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by our board of trustees; or

  •
  provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who was a shareholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

        The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, they may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

  Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

        The business combination provisions of Maryland law (if our board of trustees opts to make them applicable to us), the control share acquisition provisions of Maryland law (if the applicable provision in our bylaws is rescinded), the limitations on removal of trustees, the restrictions on the acquisition of our shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares or might otherwise be in their best interest. The "unsolicited takeovers" provisions of Maryland law permit our board of trustees, without shareholder approval and regardless of what is provided in our declaration of trust or bylaws, to implement takeover defenses that we may not yet have.

DESCRIPTION OF PREFERRED SHARES

        The following description sets forth certain general terms of the preferred shares to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our declaration of trust, the applicable articles supplementary that describes the terms of the related class or series of preferred shares, and our bylaws, each of which we will make available upon request.

  General

        Subject to the limitations prescribed by Maryland law and our declaration of trust and bylaws, our board of trustees is authorized to establish the number of shares constituting each series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of trustees or duly authorized committee thereof. The preferred shares will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

        The prospectus supplement relating to the series of preferred shares offered thereby will describe the specific terms of such securities, including:

  •
  the title and stated value of such preferred shares;

  •
  the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

  •
  the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

  •
  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred shares shall accumulate;

  •
  the procedures for any auction and remarketing, if any, for such preferred shares;

  •
  the provisions for a sinking fund, if any, for such preferred shares;

  •
  the provisions for redemption, if applicable, of such preferred shares;

  •
  any listing of such preferred shares on any securities exchange;

  •
  the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof) and conversion period;

  •
  a discussion of federal income tax considerations applicable to such preferred shares;

  •
  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  in addition to those limitations described below, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

  •
  any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Description of Outstanding Series A Preferred Shares

  General

        In December 2010 we issued 2,800,000 shares of Series A Preferred Shares. In March 2012 we issued an additional 1,300,000 Series A Preferred Shares. As of the date of this prospectus all 4,100,000 of the Series A Preferred Shares previously issued remain outstanding.

  Maturity

        The Series A Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption.

  Rank

        Our Series A Preferred Shares rank, with respect to dividend rights and rights upon liquidation, dissolution, or winding up:

  •
  senior to our common shares and any other capital shares of the Company, now or hereafter issued and outstanding, that we rank as junior to our Series A Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution, or winding up ("Junior Shares");

  •
  junior to any other capital shares of the Company, now or hereafter issued and outstanding, that we rank as senior to our Series A Preferred Shares with respect to dividend rights or rights upon liquidation, dissolution, or winding up;

  •
  on a parity with any other capital shares of the Company, now or hereafter issued and outstanding, other than the capital shares referred to in the preceding bullet points ("Parity Shares"); and

  •
  junior to all our existing and future indebtedness.

        Without the affirmative vote of two-thirds of the outstanding Series A Preferred Shares, we may not issue any class or series of capital shares which rank senior to our Series A Preferred Shares with respect to dividend rights or rights upon our liquidation, dissolution, or winding up.

  Dividends

        Holders of the then outstanding Series A Preferred Shares are entitled to receive, when, as and if authorized by our board of trustees and declared by the Company, out of funds legally available for payment of dividends, cumulative cash dividends at the rate of 8.250% per annum of the $25 liquidation preference of each Series A Preferred Share (equivalent to $2.0625 per annum per share); provided, however, that if following a Change of Control, either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not listed on the New York Stock Exchange or quoted on the The NASDAQ Stock Market (or listed or quoted on a successor exchange or quotation system), holders of the then outstanding Series A Preferred Shares will be entitled to receive, when, as and if authorized by the board of trustees and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends from, and including, the first date on which both a Change of Control has occurred and either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed or quoted, at the rate of 12.250% per annum of the $25 liquidation preference of each Series A Preferred Share (equivalent to $3.0625 per annum per share), for as long as either the Series A Preferred Shares (or any preferred shares of the surviving entity that are issued in exchange for the Series A Preferred Shares) or the common shares of the surviving entity, as applicable, are not so listed on the New York Stock Exchange or quoted on The NASDAQ Stock Market (or listed or quoted on a successor exchange or quotation system) (the "Special Dividend Rate"). With respect to the Series A Preferred Shares a "Change of Control" shall be deemed to have occurred at such time as (i) the date a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all voting shares that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting shares representing more than 50% of the total voting power of the Trust's total voting shares; (ii) the date the Trust sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the Trust with another entity where (A) the Trust's shareholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of shares to elect trustees by a separate group vote) to which all shareholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of trustees, or where (B) members of the board of trustees immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of the corporation issuing cash or securities in the merger or share exchange.

        Dividends on the Series A Preferred Shares are cumulative from and including the original date or issuance, or with respect to the Special Dividend Rate, from and including the first date on which a Change of Control triggers such Special Dividend Rate, and are payable quarterly in equal amounts in arrears on the 1st of each March, June, September and December, or if such date is not a business day, the next succeeding business day thereafter. A dividend payable for any period greater or less than a full dividend period is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear on our share records at the close of business on the applicable record date, not exceeding 30 days prior to the applicable dividend payment date, as fixed by the board of trustees.

        Our board of trustees will not authorize or declare, and the Company will not pay or set apart for payment any dividends on the Series A Preferred Shares at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

        Notwithstanding the foregoing, dividends on our outstanding Series A Preferred Shares accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are authorized. Accrued but unpaid dividends on our Series A Preferred Shares do not bear interest and holders of our Series A Preferred Shares are not entitled to any distributions in excess of full cumulative distributions described above.

        Except as described in the next sentence, we will not authorize, declare, pay or set apart for payment dividends on any of our stock ranking, as to dividends, on a parity with our Series A Preferred Shares, for any period unless full cumulative dividends on our Series A Preferred Shares, for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. When we do not pay dividends in full (or we do not set apart a sum sufficient to pay them in full) upon our Series A Preferred Shares, all dividends authorized and declared upon our Series A Preferred Shares and all dividends authorized and declared upon any Parity Shares shall be authorized and declared ratably in proportion to the respective amounts accumulated and unpaid on our Series A Preferred Shares and any other series of preferred stock ranking on a parity as to dividends.

        Unless full cumulative dividends on all our outstanding Series A Preferred Shares, and any Parity Shares at the time such dividends are payable shall have been declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, we will not authorize, declare or pay or set aside for payment dividends (other than dividends or distributions paid solely Junior Shares, or in options, warrants or rights to subscribe for or purchase shares ranking junior to our Series A Preferred Shares) or declare or make any other distribution on our common shares any other Junior Shares, nor will we redeem, purchase or otherwise acquire for any consideration, or pay or make available any monies for a sinking fund for the redemption of, any of our common shares or any other shares ranking junior to our Series A Preferred Shares as to dividends or upon liquidation (except (i) a redemption, purchase or acquisition of common shares made for purposes of and in compliance with an employee incentive or benefit plan of the Company or any subsidiary, (ii) by conversion into, exchange for our Junior Shares or (iii) redemption for the purpose of preserving our status as a REIT).

        Holders of shares of our Series A Preferred Shares are not entitled to participate in the earnings or assets of the Company other than as described above. Any dividend payment made on our Series A Preferred Shares is first credited against the earliest accrued but unpaid dividend due with respect to those shares which remains payable.

  Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our Series A Preferred Shares are entitled to be paid out of our assets legally available for distribution to our stockholders a liquidation preference of $25 per share (the "Liquidation Preference") plus an amount per share equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to, but not including, the date of final distribution to such holders; but such holders of the Series A Preferred Shares shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the Liquidation Preference and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. A consolidation or merger of the Company with one or more entities, a statutory share exchange or a sale or transfer of all or substantially all of the Company's assets shall not be deemed to be a liquidation, dissolution or winding up.

  Redemption

        Except in certain circumstances relating to preservation of our status as a REIT under the Internal Revenue Code and to a Change of Control, our Series A Preferred Shares are not redeemable before December 7, 2015. On and after December 7, 2015, we may, at our option, redeem our Series A Preferred Shares, in whole or in part, at any time and from time to time, for cash at a redemption price of $25 per share, plus any accumulated and unpaid dividends on the Series A Preferred Shares (whether or not declared), to, but not including, the redemption date.

        Holders of Series A Preferred Shares to be redeemed will be required to surrender our preferred shares at the place designated in a notice of redemption and will be entitled to the redemption price and any accrued and unpaid dividends payable upon the redemption, following surrender of the preferred shares. If we have given notice of redemption of any Series A Preferred Shares and if we have set aside the funds necessary for the redemption in trust for the benefit of such holders, then from and after the redemption date dividends will cease to accrue on such shares, the shares will no longer be deemed outstanding and all rights of the holders of the shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Shares are to be redeemed, the stock to be redeemed will be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

        Unless we have declared and paid, we are contemporaneously declaring and paying, or we have declared and set aside a sum sufficient for the payment of the full cumulative dividends on all Series A Preferred Shares or Parity Shares for all past dividend periods and the then current dividend period, we may not redeem any such shares except by exchange for shares ranking junior to such Series A Preferred Shares or Parity Shares as to dividends and upon liquidation. Notwithstanding the foregoing, we may redeem Series A Preferred Shares in order to ensure that we continue to meet the requirements for status as a REIT.

        Immediately prior to any redemption of Series A Preferred Shares, we will pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after the applicable dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Shares to be redeemed, at the close of business on the applicable dividend record date, is entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before the dividend payment date.

  Change of Control

        If at any time following a Change of Control, either the Series A Preferred Shares or the common shares of the surviving entity are not listed on the New York Stock Exchange or quoted on The NASDAQ Stock Market (or a successor exchange or quotation system), the Trust will have the option, upon providing notice to redeem the Series A Preferred Shares, in whole but not part for a cash redemption price of $25 per share, plus any accumulated and unpaid dividends on the Series A Preferred Shares (whether or not declared), to, but not including, the redemption date pursuant to the procedures applicable to other redemptions of the Series A Preferred Shares. See "—Redemption."

  Voting Rights

        Except as otherwise set forth below, the Series A Preferred Shares shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

        If and whenever dividends payable on the Series A Preferred Shares are in arrears for six or more consecutive or nonconsecutive quarterly periods, whether or not earned or declared, the number of members then constituting our board of trustees will be increased by two and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares upon which like voting rights have been conferred and are exercisable (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional board members at an annual meeting of shareholders or a properly called special meeting of the holders of the Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the then current quarterly period on the Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding have been paid and full dividends on the Series A Preferred Shares and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect two additional board members will cease, the terms of office of the board members will terminate and the number of members of our board of trustees will be reduced accordingly; provided, however, the right of the holders of the Series A Preferred Shares and the

Voting Preferred Shares to elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event are the holders of Series A Preferred Shares entitled to elect a trustee that would cause the Trust to fail to satisfy a requirement relating to trustee independence of any national securities exchange on which any class or series of the Trust's shares are listed. In class votes with other Voting Preferred Shares, preferred shares of different series shall vote in proportion to the liquidation preference of the preferred shares.

        So long as any Series A Preferred Shares are outstanding, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Shares, voting separately as a class, either at a meeting of shareholders or by written consent, is required (i) to amend, alter or repeal any provisions of our Declaration of Trust (including our Articles Supplementary fixing the rights and preferences of the Series A Preferred Shares), whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series A Preferred Shares, unless in connection with any such amendment, alteration or repeal, the Series A Preferred Shares remain outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or are converted into or exchanged for preferred shares of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series A Preferred Shares, or (ii) to authorize, create, or increase the authorized amount of any class or series of capital shares having rights senior to the Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required). However, the Trust may create additional classes of Parity Shares and Junior Shares, amend the Declaration of Trust to increase the authorized number of Parity Shares (including the Series A Preferred Shares) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

        The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

  Conversion

        The Series A Preferred Shares are not convertible into or exchangeable for any other securities or property of the Trust.

  Transfer Agent and Registrar

        The transfer agent and registrar for our preferred shares is Broadridge Financial Solutions, Inc.

DESCRIPTION OF DEPOSITARY SHARES

  General

        We may issue receipts for depositary shares, each of which will represent a fractional interest of a preferred share of a particular series, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a preferred share of a particular series represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

  Dividends and Other Distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

        In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into other securities.

  Withdrawal of Shares

        Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

  Redemption of Depositary Shares

        Whenever we redeem preferred shares held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing preferred shares so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See "Restrictions on Ownership."

        From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

  Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder's depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

  Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

  Conversion of Preferred Shares

        The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we have agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

  Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

        The deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related preferred share shall have been converted into our securities not so represented by depositary shares.

  Charges of Preferred Shares Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

  Resignation and Removal of Depositary

        The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $10,000,000.

  Miscellaneous

        The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

        Neither the preferred shares depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

        In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

  Restrictions on Ownership

        Holders of depositary receipts will be subject to the ownership restrictions of the declaration of trust. See "Restrictions on Ownership."

 DESCRIPTION OF WARRANTS

        We may offer by means of this prospectus warrants for the purchase of our preferred shares, depositary shares representing preferred shares or common shares. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title and issuer of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currencies in which the price or prices of such warrants may be payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of such warrants;

  •
  the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

  •
  the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of material federal income tax considerations; and

  •
  any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 DESCRIPTION OF RIGHTS

        We may issue rights to our shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

        The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

  •
  the date for determining the shareholders entitled to the rights distribution;

  •
  the aggregate number of common shares purchasable upon exercise of such rights and the exercise price;

  •
  the aggregate number of rights being issued;

  •
  the date, if any, on and after which such rights may be transferable separately;

  •
  the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

  •
  any special U.S. federal income tax consequences; and

  •
  any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will be issued in one or more series under an indenture to be entered into between the Operating Partnership and a trustee to be determined. References herein to the "Indenture" refer to such indenture and references to the "Trustee" refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see "Where You Can Find More Information" in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

        The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

        The debt securities of each series will constitute the unsubordinated obligations of the Operating Partnership and will rank on a parity in right of payment with all of its other existing and future unsubordinated indebtedness. The Operating Partnership may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by the Operating Partnership. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

  •
  the title of the series of debt securities;

  •
  the aggregate principal amount of debt securities of the series and any limit thereon;

  •
  whether such debt securities are to be issuable in global form or in Registered Securities;

  •
  the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the Operating Partnership will pay the principal of and premium, if any, on debt securities of the series, or the method used to determine such date or dates;

  •
  the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

  •
  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

  •
  the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

  •
  the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

  •
  the terms and conditions, if any, upon which the Operating Partnership is required to, or may, at its option, redeem debt securities of the series;

  •
  the terms and conditions, if any, upon which the Operating Partnership will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

  •
  the terms of any sinking fund or analogous provision;

  •
  if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

  •
  the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

  •
  the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon the Operating Partnership in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

  •
  the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable into equity of the Operating Partnership or any other Person or into any other securities;

  •
  if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in Dollars for any purpose, and the ability, if any, of the Operating Partnership or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

  •
  whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as "Indexed Securities") and the manner used to determine those amounts;

  •
  any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series or any guarantee;

  •
  whether the securities will be secured;

  •
  the covenants subject to covenant defeasance;

  •
  the terms and conditions, if any, upon which debt securities are to be issuable upon the exercise of warrants;

  •
  the identity of the depositary for the global debt securities;

  •
  the circumstances under which the Operating Partnership or any guarantor will pay Additional Amounts on such securities in respect of any tax, assessment, or other governmental charge and whether the Operating Partnership will have the option to redeem such securities rather than pay the Additional Amounts;

  •
  if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

  •
  the terms of any guarantee of the debt securities and the identity of any guarantor or guarantors of the debt securities;

  •
  if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

  •
  whether the debt securities will not be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

  •
  the exchanges, if any, on which the debt securities of the series may be listed;

  •
  the price or prices at which the debt securities of the series will be sold;

  •
  if debt securities issuable in global form are to be issuable in definitive form, then the forms and terms related to such issuance;

  •
  the Person to whom any interest on any Registered Security shall be payable, if other than the Person in whose name such security is registered at the close of business on the Regular Record Date for such payment and the manner in which any interest payable on a temporary global security will be paid if other than in the manner provided in the Indenture;

  •
  any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the Indenture; and

  •
  any other terms of debt securities of the series and any deletions from or modifications or additions to the Indenture in respect of such securities.

        As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

        The Operating Partnership may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Other than to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit the ability of the Operating Partnership to incur indebtedness or to substantially reduce or eliminate the Operating Partnership's consolidated assets, which may have a material adverse effect on the ability of the Operating Partnership to service the Operating Partnership's indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

          (1)   a highly leveraged or similar transaction involving the Operating Partnership's management, or any affiliate of any of those parties,

          (2)   a change of control, or

          (3)   a reorganization, restructuring, merger, or similar transaction involving the Operating Partnership or its affiliates.

Registration, Transfer, Payment and Paying Agent

        Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of the Operating Partnership or an agent of the Operating Partnership in The City of New York. However, the Operating Partnership, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

        Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

        Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

  •
  issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

        In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

  •
  the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance, unless otherwise provided in the Indenture,

  •
  the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

  •
  a debt security owned by the Operating Partnership or any obligor on the debt security or any affiliate of the Operating Partnership or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

        The debt securities of any series may be redeemable at the Operating Partnership's option or may be subject to mandatory redemption by the Operating Partnership as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by the Operating Partnership at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Covenants

        Any material covenants applicable to the debt securities of the applicable series will be specified in the applicable prospectus supplement.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

  (1)
  default for thirty (30) days in the payment of any installment of interest or Additional Amounts payable with respect to such interest under the debt securities of that series;

  (2)
  default in the payment of the principal of or premium, if any, on or, any Additional Amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when due;

  (3)
  the Operating Partnership fails to comply with any of the Operating Partnership's other agreements contained in the debt securities or the Indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the Indenture or which has expressly been included in the Indenture solely for the benefit of a series of debt securities other than that series) upon receipt by the Operating Partnership of notice of such default by the Trustee or receipt by the Operating Partnership and the Trustee of notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and the Operating Partnership fails to cure (or obtain a waiver of) such default within sixty (60) days after the Operating Partnership receives such notice;

  (4)
  failure to pay any recourse indebtedness for monies borrowed by the Operating Partnership, any guarantor or any Significant Subsidiary in an outstanding principal amount in excess of $50 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to the Operating Partnership from the Trustee (or to the Operating Partnership and the Trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding debt securities of that series);

  (5)
  specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership, any guarantor or any Significant Subsidiary.

        No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities.

        If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

        The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received written notice of an Event of Default with respect to such series from a holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.

        Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series) not joining in such action or could not involve the Trustee in personal liability, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

        Within 120 calendar days after the close of each fiscal year, the Operating Partnership must deliver to the Trustee an officers' certificate stating whether or not each certifying officer has knowledge of any default and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers and Meetings

        The Indenture permits the Operating Partnership and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities, or

  •
  reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts payable with respect to any debt securities or related guarantee or change the Operating Partnership's or any guarantor's obligation to pay Additional Amounts, or

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

  •
  adversely affect any right of repayment or repurchase at the option of any holder, or

  •
  change any place where, or the currency in which, the principal of, any premium or interest on, or any Additional Amounts with respect to any debt security or guarantee is payable, or

  •
  impair the right to institute suit to enforce the payment of any debt securities or guarantee on or after their stated maturity (or, in the case of redemption on or after the Redemption Date, or on or after the date for repayment or repurchase), or

  •
  in the case of any debt security which is convertible into or exchangeable for other securities or property, impair the right to institute suit to enforce the right to convert or exchange such Security in accordance with its terms, or

  •
  reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences, or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities; or

  •
  modify the sections of the Indenture setting forth the provisions of the Indenture that may not be amended without the consent of holders, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of the Indenture cannot be modified or waived without the consent of holder of each outstanding debt security of such series; or

  •
  release a guarantor from any of the obligations under a guarantee except as permitted under the Indenture; or

  •
  make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property.

        The Indenture also contains provisions permitting the Operating Partnership and any guarantor, as applicable, and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

  •
  to evidence a successor to the Operating Partnership or any guarantor, if applicable, as under the Indenture, or successive successions, and the assumption by any such successor of the covenants of the Operating Partnership or any guarantor;

  •
  to add to the covenants of the Operating Partnership or any guarantor for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any guarantor in the Indenture;

  •
  to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the Indenture;

  •
  to establish the form or terms of debt securities of any series, and the form of the guarantee of debt securities of any series (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

  •
  to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act;

  •
  to provide for any guarantee of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities which such release, termination or discharge is permitted by the Indenture;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the Indenture;

  •
  to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the Indenture of any holder in any material respect;

  •
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities; provided, that the action shall not adversely affect the interests of the holders of debt securities;

  •
  to provide for the issuance of additional debt securities, subject to the limitations established in the Indenture;

  •
  to comply with the rules of any applicable Depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

  •
  to add to or change any provisions of the Indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  to amend or supplement any provision contained in the Indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no security described in clause (i)(a) is outstanding; or

  •
  to conform the terms of the Indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such debt securities.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the Operating Partnership's compliance with some of the restrictive provisions of the Indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, and any Additional Amounts with respect to, the debt securities of that series, (ii) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into common equity of the Operating Partnership, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon the Operating Partnership's or any guarantor's request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance and Covenant Defeasance

  Satisfaction and Discharge

        Upon the Operating Partnership's direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by the Operating Partnership, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) the Operating Partnership's obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and the Operating Partnership's, or any guarantor's, if applicable, obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

  •
  either

            (A)  all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

            (B)  all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and the Operating Partnership has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Operating Partnership, in the exercise of its sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

and, in either case

  •
  the Operating Partnership has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

  •
  the Trustee has received an officers' certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

        If the debt securities of any series provide for the payment of Additional Amounts, the Operating Partnership or any guarantor, as applicable, will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

  Defeasance and Covenant Defeasance

        Unless otherwise specified in the applicable prospectus supplement, the Operating Partnership may elect with respect to the debt securities of the particular series either:

  •
  to defease and discharge itself and any guarantor from any and all obligations with respect to those debt securities ("legal defeasance"), except for, among other things:

  (A)
  the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

    (B)
    the obligations to register the transfer or exchange of those debt securities;

    (C)
    the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

    (D)
    the obligation to maintain an office or agent of the Operating Partnership in The City of New York, in respect of those debt securities;

    (E)
    the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

    (F)
    the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

    (G)
    the rights, powers, trusts, duties and immunities of the trustee; or

  •
  to be released from its obligations and the obligations of any guarantor with respect to those debt securities under (A) certain covenants in the Indenture related to the preservation of the rights (charter and statutory) and franchises of the Operating Partnership and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by the Operating Partnership, in the exercise of its reasonable discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, the Operating Partnership shall have given the Trustee irrevocable instructions to redeem those debt securities on that date.

        The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Operating Partnership is a party or is bound;

  •
  in the case of legal defeasance, the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel acceptable to the Trustee confirming that:

  (A)
  the Operating Partnership has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (B)
  since the date of the Indenture, there has been a change in applicable federal income tax law,

    in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

  •
  in the case of covenant defeasance, the Operating Partnership shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust;

  •
  solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to the Operating Partnership or any guarantor or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust; and

  •
  the Operating Partnership shall have delivered to the Trustee an officers' certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

        In the event the Operating Partnership effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

        The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee of a trust or trusts separate and apart from the trust or trusts administered by any other Trustee under the Indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

        We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.

        Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of the Operating Partnership, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with the Operating Partnership. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

        The Indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

Notices

        All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

BOOK-ENTRY, DELIVERY AND FORM

        The debt securities will be issued in the form of one or more fully registered global securities ("Global Notes") that will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and registered in the name of DTC's nominee, Cede & Co. The Global Notes may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive debt securities in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of debt securities in certificated form. Investors may elect to hold their interest in the Global Notes through either DTC, Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank S.A./N.V. ("Euroclear") if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear in turn will hold interests in such Global Notes as Participants on the books of DTC.

Depository procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Operating Partnership takes no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised the Operating Partnership that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Operating Partnership that, pursuant to procedures established by it:

  •
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

  •
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because

DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have debt securities registered in their names, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or "holders" thereof under the indenture governing the debt securities for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the debt securities. Under the terms of the indenture, the Operating Partnership and the trustee will treat the persons in whose names the debt securities, including the Global Notes, are registered as the owners of the debt securities for the purpose of receiving payments and for all other purposes. Consequently, neither the Operating Partnership, the trustee nor any agent of them has or will have any responsibility or liability for:

  •
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  •
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Operating Partnership that its current practice, upon receipt of any payment in respect of securities such as the debt securities (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        DTC has advised the Operating Partnership that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more Participants to whose account DTC has credited the interests in the debt securities and only in respect of such portion of the aggregate principal amount at maturity of the debt securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the debt securities, DTC reserves the right to exchange the debt securities for legended debt securities in certificated form, and to distribute such debt securities to its Participants.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  •
  DTC (a) notifies the Operating Partnership that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Operating Partnership fails to appoint a successor depositary within 90 days after it receives such notice or of its becoming aware of such cessation;

  •
  the Operating Partnership, at its option and subject to DTC's procedures, notifies the trustee in writing that the Operating Partnership elects to cause the issuance of the Certificated Notes; or

  •
  upon request from DTC if there has occurred and is continuing a default or Event of Default with respect to the debt securities.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes, if any, may be exchanged for beneficial interests in Global Notes.

  Same day settlement and payment

        The underwriters will settle the debt securities in immediately available funds. The Operating Partnership will make payments in respect of the debt securities represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Operating Partnership will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The debt securities represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such debt securities will, therefore, be required by DTC to be settled in immediately available funds. The Operating Partnership expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Operating Partnership that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 RESTRICTIONS ON OWNERSHIP

        In order to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares (after taking into account options to acquire shares) may be owned, directly, indirectly, or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities).

        Because our board of trustees believes that it is essential for us to qualify as a REIT and for anti-takeover reasons, our declaration of trust, subject to certain exceptions, contains restrictions on the number of our shares of beneficial interest that a person may own. Our declaration of trust provides that:

  •
  no person, other than an excepted holder or a designated investment entity (each as defined in the declaration of trust), may own directly, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 7%, in value or number of shares, whichever is more restrictive, of our issued and outstanding common shares;

  •
  no person may own directly or indirectly, or be deemed to own through attribution, more than 9.8% in number or value or any class of series of preferred shares;

  •
  no excepted holder, which means members of the Kite family, their family members and certain entities controlled by them, may currently acquire or hold, directly or indirectly, shares in excess of 21.5% in number or value, whichever is more restrictive, of our issued and outstanding common shares after application of the relevant attribution rules;

  •
  no designated investment entity may acquire or hold, directly or indirectly (or through attribution), shares in excess of the designated investment entity limit of 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of shares;

  •
  no person shall beneficially own shares that would result in our otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the our owning (directly or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code);

  •
  no person shall beneficially or constructively own our shares of beneficial interest that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

  •
  no person shall transfer our shares of beneficial interest if such transfer would result in our shares of beneficial interest being owned by fewer than 100 persons.

The declaration of trust defines a "designated investment entity" as:

  1.
  an entity that is a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Internal Revenue Code;

  2.
  an entity that qualifies as a regulated investment company under Section 851 of the Internal Revenue Code; or

  3.
  an entity that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing, or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of us, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended; and (iii) has or shares voting power and investment power within the meaning of Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended; so long as each beneficial owner of such entity, or in the case of an investment management company, the individual account holders of the accounts managed by such entity, would satisfy the 7% ownership limit on common shares or the 9.8% ownership limit on preferred shares if such beneficial owner or account holder owned directly its proportionate share of the shares held by the entity.

        Our board of trustees may waive the 7% ownership limit for common shares, the 9.8% ownership limit for preferred shares, or the 9.8% designated investment entity limit, for a shareholder that is not an individual if such shareholder provides information and makes representations to the board that are satisfactory to the board, in its reasonable discretion, to establish that such person's ownership in excess of the 7% limit for common shares, the 9.8% limit for preferred shares or the 9.8% designated investment entity limit, as applicable, would not jeopardize our qualification as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. If any transfer of shares or any other event would otherwise result in any person violating the ownership limits described above, then our declaration of trust provides that (a) the transfer will be void and of no force or effect with respect to the prohibited transferee with respect to that number of shares that exceeds the ownership limits and (b) the prohibited transferee would not acquire any right or interest in the shares. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        All certificates representing our shares will bear a legend referring to the restrictions described above.

        Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our shares, including common shares, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for the common shares or might otherwise be in the best interest of our shareholders.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        A summary of the material federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.3 to our Current Report on Form 8-K, filed with the SEC on March 11, 2015 (the "Tax Form 8-K"), and incorporated by reference in and supplemented by this prospectus. A summary of the material federal income tax considerations to you as a prospective holder of a particular series of the Operating Partnership's debt securities will be included in the applicable prospectus supplement.

        The following discussion supplements the discussion under the heading "United States Federal Income Tax Considerations" in the Tax Form 8-K. The summary in the Tax Form 8-K is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from the acquisition, holding, and disposition of our common shares, preferred shares and depositary shares, as well as our warrants and rights. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or non-U.S. income and other tax consequences that may result from your ownership of the securities.

 PLAN OF DISTRIBUTION

        Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we and the Operating Partnership may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we and the Operating Partnership may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We and the Operating Partnership may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We and the Operating Partnership also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

        Our common shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Any underwriting compensation paid by us or the Operating Partnership to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

        Underwriters, dealers and agents may be entitled, under agreements entered into with us or the Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us, the Operating Partnership and our respective affiliates in the ordinary course of business.

        If indicated in the prospectus supplement, we and the Operating Partnership may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us or the Operating Partnership pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

        In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a "short position" for their account by selling more securities in connection with the offering than they are committed to purchase from us or the Operating Partnership. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us or the Operating Partnership. In addition, the managing underwriter may impose "penalty bids" under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time without notice.

        We and the Operating Partnership may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We and the Operating Partnership may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

        Our common shares are listed on the New York Stock Exchange under the symbol "KRG." Any securities that we or the Operating Partnership issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us or the Operating Partnership may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us or the Operating Partnership.

 LEGAL MATTERS

        The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us and the Operating Partnership by Hogan Lovells US LLP.

EXPERTS

        The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 2014 (including the schedule appearing therein), and the effectiveness of the Company's internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Kite Realty Group, L.P. as of December 31, 2014 and 2013 and for each of the three years ended December 31, 2014, 2013 and 2012 that have been incorporated by reference into this prospectus by reference to Kite Realty Group Trust's Current Report on Form 8-K, filed with the SEC on March 11, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE TO FIND ADDITIONAL INFORMATION

        We and the Operating Partnership have filed with the SEC a "shelf" registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We and the Operating Partnership have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us, the Operating Partnership and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

        We and the Operating Partnership are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we and the Operating Partnership are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we and the Operating Partnership file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. SEC filings, including the registration statement, are also available to you on the SEC's website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The reference to the SEC's Internet site is intended to be an inactive textual reference only. We maintain a website at http://www.kiterealty.com. You should not consider information on our website to be part of this prospectus.

        Our securities are listed on the New York Stock Exchange, or NYSE, and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        SEC rules allow us and the Operating Partnership to incorporate information into this prospectus by reference, which means that we and the Operating Partnership disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2014;

  •
  our Definitive Proxy Statement filed with the SEC on April 8, 2014;

  •
  our Current Reports on Form 8-K filed with the SEC on January 22, 2015, March 4, 2015, March 10, 2015 and March 11, 2015;

  •
  the description of our common shares included in our Registration Statement on Form 8-A filed with the SEC on August 4, 2004 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description; and

  •
  the description of our 8.250% Series A Cumulative Redeemable Perpetual Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on December 7, 2010 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

        You may request a copy of these filings, at no cost, by contacting Investor Relations, Kite Realty Group, 30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204, by telephone at 317-577-5600 or by visiting our website, www.kiterealty.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

$

Kite Realty Group, L.P.

            % Senior Notes due

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

US Bancorp	BofA Merrill Lynch

September     , 2016